                                                                   EXHIBIT 10.19


                                         CONFIDENTIAL TREATMENT REQUESTED UNDER
                                         17 C.F.R. SECTIONS 200.80(b)(4), 200.83
                                         AND 240.24b-2. * INDICATES OMITTED
                                         MATERIAL THAT IS THE SUBJECT OF A
                                         CONFIDENTIAL TREATMENT REQUEST THAT IS
                                         FILED SEPARATELY WITH THE COMMISSION.

================================================================================

                           ISIS PHARMACEUTICALS, INC.

                         -----------------------------

                                   $50,000,000
           14% Senior Subordinated Discount Notes due November 1, 2007
                                       And
                            Warrants for Common Stock

                         -----------------------------

                               PURCHASE AGREEMENT

                          Dated as of October 24, 1997

================================================================================

                                TABLE OF CONTENTS

Heading                                                                         Page
-------                                                                         ----
DESCRIPTION OF PARTIES.........................................................   1

ARTICLE I      AUTHORIZATION AND ISSUANCE OF SECURITIES........................   1
        1.1    AUTHORIZATION OF ISSUE..........................................   1
        1.2    ISSUANCE OF SECURITIES..........................................   1
               (a) Purchase of Notes; Delivery of Warrants.....................   1
               (b) Closing Date; Delivery of Notes and Warrants................   1
        1.3    SECURITIES LAWS.................................................   2
               (a) The Company's Representation and Agreements.................   2
               (b) The Purchaser's Representations and Agreements..............   2

ARTICLE II     THE COMPANY'S REPRESENTATIONS AND WARRANTIES....................   3
        2.1    FINANCIAL INFORMATION...........................................   3
               (a) Statements..................................................   3
               (b) Debt........................................................   3
               (c) No Material Adverse Change..................................   3
        2.2    ORGANIZATION, STANDING AND QUALIFICATION OF THE
               COMPANY.........................................................   3
        2.3    CAPITALIZATION..................................................   4
        2.4    AUTHORIZATION...................................................   4
        2.5    FRANCHISES, LICENSES, AND OTHER RIGHTS..........................   4
        2.6    LITIGATION......................................................   5
        2.7    INTELLECTUAL PROPERTY...........................................   5
        2.8    TITLE AND LIENS.................................................   5
        2.9    LEASES..........................................................   5
        2.10   BURDENSOME AND CONFLICTING AGREEMENTS AND
               VIOLATIONS OF CHARTER PROVISIONS................................   5
        2.11   CONSENTS AND APPROVALS..........................................   6
        2.12   COMPLIANCE WITH ERISA...........................................   6
        2.13   COMPLIANCE WITH LAWS............................................   6
        2.14   RESERVATION OF SHARES...........................................   7
        2.15   DISCLOSURE......................................................   7
        2.16   BROKER'S OR FINDER'S COMMISSIONS................................   7

ARTICLE III    CLOSING CONDITIONS..............................................   7
        3.1    OPINION OF PURCHASER'S SPECIAL COUNSEL..........................   7
        3.2    OPINION OF COMPANY'S COUNSEL....................................   8
        3.3    REPRESENTATIONS AND WARRANTIES..................................   8

        3.4    CONSENTS AND APPROVALS..........................................   8
        3.5    PROCEEDINGS AND DOCUMENTS.......................................   8
        3.6    LEGALITY OF INVESTMENT..........................................   8

ARTICLE IV     REGISTRATION, EXCHANGE AND TRANSFER OF NOTES....................   9
        4.1    AUTHORIZED DENOMINATIONS........................................   9
        4.2    THE NOTE REGISTER; PERSONS DEEMED OWNERS........................   9
        4.3    ISSUANCE OF NEW NOTES UPON EXCHANGE OR TRANSFER.................   9
        4.4    LOST, STOLEN, DAMAGED AND DESTROYED NOTES.......................   9

ARTICLE V      PAYMENT OF NOTES................................................  10
        5.1    REGULAR METHOD OF PAYMENT.......................................  10
        5.2    HOME OFFICE PAYMENT.............................................  10
        5.3    LIMITATION ON INTEREST..........................................  10
        5.4    PAYMENT OF PRINCIPAL AND INTEREST...............................  11
        5.5    METHOD OF PAYMENT...............................................  11

ARTICLE VI     AFFIRMATIVE COVENANTS...........................................  12
        6.1    USE OF PROCEEDS.................................................  12
        6.2    PRESERVATION OF FRANCHISES AND EXISTENCE........................  12
        6.3    INSURANCE.......................................................  12
        6.4    PAYMENT OF TAXES AND OTHER CHARGES..............................  13
        6.5    COMMISSION AND STOCK EXCHANGE FILINGS...........................  13
        6.6    COMPLIANCE CERTIFICATES.........................................  13
        6.7    INSPECTION AND OTHER INFORMATION................................  13
        6.8    COST OF THIS FINANCING..........................................  14
               (a) Payment of Fees and Expenses................................  15
               (b) Reimbursement...............................................  15
               (c) Indemnification.............................................  15
        6.9    COMPLIANCE WITH LAWS............................................  16
        6.10   FINANCIAL REPORTS AND BOOKS AND RECORDS.........................  16
               (a) Interim Statements..........................................  16
               (b) Annual Statements...........................................  16
               (c) Financial Reports...........................................  16
        6.11   ERISA REPORTS...................................................  17
        6.12   PRIVATE PLACEMENT NUMBERS.......................................  17

ARTICLE VII    NEGATIVE COVENANTS..............................................  17
        7.1    LIMITATION ON DEBT..............................................  17
        7.2    LIMITATIONS ON LIENS............................................  18
        7.3    LIMITATION ON RESTRICTED PAYMENTS...............................  18
        7.4    CHANGE OF CONTROL...............................................  19

        7.5     ASSET SALE......................................................  21
        7.6     TRANSACTIONS WITH AFFILIATES....................................  23
        7.7     REPURCHASE OF NOTES.............................................  23

ARTICLE VIII    EVENTS OF DEFAULT AND REMEDIES..................................  24
        8.1     EVENT OF DEFAULT................................................  24
        8.2     OTHER REMEDIES..................................................  26
        8.3     CONDUCT NO WAIVER; COLLECTION EXPENSES..........................  26
        8.4     REMEDIES CUMULATIVE.............................................  26
        8.5     COOPERATION BY THE COMPANY......................................  26

ARTICLE IX      DEFINITIONS.....................................................  27
        9.1     PREVIOUS DEFINITIONS............................................  27
        9.2     ADDITIONAL DEFINITIONS..........................................  27
        9.3     ACCOUNTING PRINCIPLES...........................................  38
        9.4     DIRECTLY OR INDIRECTLY..........................................  38

ARTICLE X       REGISTRATION RIGHTS.............................................  39
        10.1    REGISTRATION REQUESTED BY THE HOLDERS...........................  39
        10.2    "PIGGYBACK" REGISTRATIONS.......................................  40
        10.3    THE COMPANY'S OBLIGATIONS IN REGISTRATION.......................  42
        10.4    PAYMENT OF REGISTRATION EXPENSES................................  45
        10.5    INFORMATION FROM HOLDERS........................................  45
        10.6    INDEMNIFICATION.................................................  46
        10.7    OBLIGATIONS OF THE HOLDERS......................................  48

ARTICLE XI      SUBORDINATION OF NOTES..........................................  49
        11.1    NOTE SUBORDINATE TO SENIOR INDEBTEDNESS.........................  49
        11.2    PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC..................  49
        11.3    SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS
                IN DEFAULT......................................................  51
        11.4    SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR
                INDEBTEDNESS....................................................  52
        11.5    PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.....................  52
        11.6    NO WAIVER OF SUBORDINATION PROVISIONS...........................  53
        11.7    NOTICES.........................................................  53
        11.8    RELIANCE ON JUDICIAL ORDERS OR CERTIFICATES.....................  54
        11.9    NO SUSPENSION OF REMEDIES.......................................  54
        11.10   REINSTATEMENT...................................................  54
        11.11   AMENDMENTS TO ARTICLE XI........................................  54

ARTICLE XII     REDEMPTION OF NOTES.............................................  54
        12.1    RIGHT OF REDEMPTION.............................................  54
        12.2    APPLICABILITY OF ARTICLE........................................  55
        12.3    ELECTION TO REDEEM; NOTICE TO HOLDERS...........................  55
        12.4    SELECTION BY THE COMPANY OF NOTES TO BE
                REDEEMED........................................................  55
        12.5    NOTICE OF REDEMPTION............................................  55
        12.6    DEPOSIT OF REDEMPTION PRICE.....................................  56
        12.7    NOTES PAYABLE ON REDEMPTION DATE................................  56
        12.8    NOTES REDEEMED IN PART..........................................  56
        12.9    SURVIVAL OF WARRANTS............................................  56

ARTICLE XIII    CONSOLIDATION, MERGER, CONVEYANCE, SALE,
                TRANSFER OR LEASE...............................................  57
        13.1    COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN
                TERMS...........................................................  57
        13.2    SUCCESSOR SUBSTITUTED...........................................  58

ARTICLE XIV     MISCELLANEOUS...................................................  58
        14.1    AMENDMENTS AND WAIVERS..........................................  58
        14.2    COPIES TO REGULATORY BODIES.....................................  58
        14.3    INTEGRATION AND SEVERABILITY....................................  59
        14.4    SUCCESSORS AND ASSIGNS..........................................  59
        14.5    RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS..................  59
        14.6    VERIFICATION....................................................  59
        14.7    NOTICES AND OTHER COMMUNICATIONS................................  59
        14.8    GOVERNING LAW...................................................  60
        14.9    REPRODUCTION OF DOCUMENTS.......................................  60
        14.10   TABLE OF CONTENTS AND HEADINGS..................................  60
        14.11   COUNTERPARTS....................................................  61

EXECUTION BY PARTIES............................................................  62


SCHEDULE I     Purchaser and Payment Information

EXHIBIT A      Form of 14% Senior Subordinated Discount Note
EXHIBIT B      Form of Warrant
EXHIBIT C      Form of Opinion of Purchaser's Counsel
EXHIBIT D      Form of Opinion of Company's Counsel

                               PURCHASE AGREEMENT

            PURCHASE AGREEMENT, dated as of October 24,1997 (this "Agreement"), between ISIS PHARMACEUTICALS, INC., a Delaware corporation (including any corporation succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, the "Company"), and the Purchaser listed on
Schedule I hereto (the "Purchaser").

            The Company and the Purchaser agree as follows:

                                    ARTICLE I

                    AUTHORIZATION AND ISSUANCE OF SECURITIES

            1.1 AUTHORIZATION OF ISSUE. The Company has duly authorized the issuance of its 14% Senior Subordinated Discount Notes due November 1, 2007, in the aggregate principal amount, at maturity, of $50,000,000 (including all debt securities issued in exchange or replacement therefor, the "Notes"). Each Note shall be substantially in the form of Exhibit A hereto. In order to induce the Purchaser to purchase the Notes and in connection therewith, the Company has duly authorized the issuance of its warrants (the "Warrants") evidencing the right to purchase, in the aggregate, 500,000 shares of Common Stock, $.001 par value per share, of the Company at the Basic Purchase Price (as defined in the Warrants) of $25.00 per share; such number of shares and such Basic Purchase Price being subject to adjustment as provided in the Warrants. Each Warrant shall be substantially in the form of Exhibit B hereto. The Notes and the Warrants hereinafter referred to are herein collectively called the "Securities."

            1.2 ISSUANCE OF SECURITIES. (a) Purchase of Notes: Delivery of Warrants. Subject to the terms hereof, (i) the Company agrees to sell, and the Purchaser agrees to purchase, on the Closing Date hereinafter referred to, Notes in the aggregate principal amount, at maturity, of $50,000,000 at a price equal to $25,060,075.13, payable in immediately available funds and (ii) the Company agrees to deliver to the Purchaser, and the Purchaser agrees to accept, on the Closing Date hereinafter referred to, the Warrants evidencing the right to purchase, in the aggregate, 500,000 shares of Common Stock, $.001 par value per share, at the Basic Purchase Price of $25.00 per share, such number of shares and such Basic Purchase Price being subject to adjustment as provided in the Warrants.

                  (b) Closing Date: Delivery of Notes and Warrants. The date for the purchase and sale of Notes hereunder (the "Closing Date") shall be October 24, 1997, or such other date as may be agreed to by the parties hereto. Purchase and sale of the Notes hereunder shall take place at 1:00 P.M., Eastern Time, on the Closing Date, at the offices of the Purchaser, ( * ) or such other place as the parties hereto may designate. On the Closing Date, the Company will deliver to the Purchaser against payment of the purchase price therefor, ten Notes in the aggregate principal amount, at maturity, of $50,000,000, dated the Closing Date and registered in the Purchaser's name or in the name of its nominee, and in connection with the delivery of the Notes to the Purchaser on the Closing Date, and simultaneously with such delivery, the Company will deliver to the Purchaser ten Warrants, registered in the Purchaser's name or in the name of its nominee, and evidencing the right to purchase an aggregate of 500,000 shares of Common Stock, $.001 par value per share, at the Basic Purchase Price of $25.00 per share, such number of shares and such Basic Purchase Price being subject to adjustment as provided in such Warrant.

            1.3 SECURITIES LAWS. (a) The Company's Representation and Agreements. The Company represents and warrants to the Purchaser that the Company has not, directly or through any agent, offered any of the Securities or any similar security for sale to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchaser who was offered the Securities in a private sale for investment, and the Company agrees that neither the Company nor any agent acting on the Company's behalf has done or caused to be done or will do or cause to be done or omit to do or cause to be done anything which would result in bringing the issuance or sale of the Notes and the Warrants within the registration requirements of Section 5 of the Securities Act.

                  (b) The Purchaser's Representations and Agreements. The Purchaser represents and warrants, and in entering into this Agreement the Company understands and acknowledges, that it is acquiring the Securities for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution (as such term is used under Section 2(11) of the Securities Act) thereof. Without limiting the foregoing, the Purchaser acknowledges and agrees that the Securities have not and will not be registered under the Securities Act or any applicable state securities laws and it agrees that it will reoffer or resell the Securities or the Warrant Shares purchased by it under this Agreement (i) only (A) to the Company, (B) pursuant to any transaction under and meeting the requirements of Rule 144A, as amended from time to time, promulgated under the Securities Act, (C) pursuant to an exemption from registration under the Securities Act in accordance with Rule 144, as amended from time to time, promulgated under the Securities Act, or (D) in accordance with any other available exemption from the requirements of Section 5 of the Securities Act and (ii) in accordance with any applicable federal and state securities laws. The Purchaser further agrees to hold the Company harmless from any claim, demand or liability for broker's or finder's placement fees or commissions payable by the Purchaser alleged to have been incurred by Purchaser in connection with this transaction.


                                      -2-      *CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE II

                  THE COMPANY'S REPRESENTATIONS AND WARRANTIES

            2.1 FINANCIAL INFORMATION. (a) Statements. The Company has heretofore filed all reports, statements and schedules with the Commission required to be filed pursuant to the Exchange Act since January 1, 1992 (the "SEC Reports") and has made available to the Purchaser copies of all SEC Reports. The SEC Reports did not (as of their respective filing dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements of the Company included in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial position of the Company as of the dates thereof and the results of operations and consolidated cash flows for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which were not materially adverse to the Company. The Company has no material liabilities, fixed or contingent, other than (i) liabilities fully reflected in said financial statements and (ii) liabilities incurred since December 31, 1996 in the ordinary course of business which in the aggregate have no material adverse effect on the properties, operations or condition, financial or otherwise, of the Company or on the conduct of its businesses.

                  (b) Debt. The Company has furnished to the Purchaser true, correct and complete copies of each instrument which evidences, or will evidence on the Closing Date, any Debt in excess of $5 million of the Company and each instrument under which any Debt in excess of $5 million of the Company is or will be issued or by which it is or may be secured.

                  (c) No Material Adverse Change. Other than changes reflected in the SEC Reports, there has been no material adverse change in the business, prospects, properties, operations or condition, financial or otherwise, of the Company since December 31, 1996, whether or not covered by insurance and whether or not arising from transactions in the ordinary course of business.

2.2 ORGANIZATION, STANDING AND QUALIFICATION OF THE COMPANY. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power to own its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which failure to so qualify would materially and adversely affect the business, prospects, properties, operations or condition, financial or otherwise, of the Company.

            2.3 CAPITALIZATION. The authorized Capital Stock of the Company consists solely of (i) 50,000,000 shares of Common Stock, par value $.001 per share, of which 26,632,766 shares of Common Stock are outstanding as of October 17, 1997, all of which have been duly authorized and validly issued by the Company and are fully paid, nonassessable and free of preemptive rights and (ii) 15,000,000 shares of Preferred Stock, par value $.001 per share, none of which has been issued. There are no shares of Common Stock held on the date hereof in the treasury of the Company. The issuance and sale of all outstanding shares have been in full compliance with all applicable federal and state securities laws. Except (i) as contemplated in this Agreement and (ii) as otherwise disclosed in the SEC Reports, there are no subscriptions, options, warrants or calls relating to the issuance by the Company of any shares of its Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as disclosed in SEC Reports, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any security convertible into or exchangeable for any of its Capital Stock. Except for (i) the Voting Agreement, dated November 9, 1990, between the Company, Stanley T. Crooke and Novartis Pharma AG (formerly known as Ciba-Geigy Limited) ("Novartis") and (ii) Section 8. 1 (d) of the Stock Purchase Agreement dated July 18, 1995, between the Company and Boehringer Ingelheim International GmbH ("Boehringer"), each of which relates solely to the election of one director by Novartis or Boehringer, as the case may be, to the Board of Directors, there are no voting trusts or other agreements or understandings with respect to the voting of the Capital Stock of the Company to which the Company is a party. The Common Stock is vested with all the voting rights in the Company.

            2.4 AUTHORIZATION. The Company has full power and authority to execute and deliver this Agreement and to issue, sell and deliver the Securities, to perform its obligations hereunder and thereunder and to engage in the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered and constitutes, and the Securities will, upon their issuance, execution and delivery, constitute, the legal, valid and binding obligations of the Company.

            2.5 FRANCHISES, LICENSES, AND OTHER RIGHTS. The Company has all franchises, permits, licenses and other authority as are necessary to enable it to conduct the business of the Company, except for such franchises, permits, licenses or authorities which the failure to have do not, individually or in the aggregate, materially and adversely affect the business, prospects, properties, operations or condition, financial or otherwise, of the Company, and the Company is not in default under any of such franchises, permits, licenses or other authority. The Company possesses all patents, patent rights, trademarks, trademark rights, trade names, trade names rights and copyrights necessary to conduct the business of the Company, without conflict with any valid rights of others, except for such conflicts which would not, individually or in the aggregate, materially and adversely affect the business, prospects, properties, operations or condition, financial or otherwise, of the Company.

            2.6 LITIGATION. There is no action, suit or proceeding pending against or, to the best of the Company's knowledge, threatened against the Company before or by any court, governmental authority or arbitrator, which (i) questions, either individually or collectively, the validity of this Agreement, the Securities or the consummation of the transactions herein and therein contemplated, (ii) would result, either individually or collectively, in any material adverse change in the business, prospects, properties, operations or condition, financial or otherwise, of the Company or (iii) would impair, individually or collectively, the ability of the Company to perform its obligations under this Agreement or the Securities.

            2.7 INTELLECTUAL PROPERTY. Except as disclosed in the SEC Reports, the Company owns or possesses the rights to use the Intellectual Property, and the Company is not aware of any claim to the contrary or any challenge by any person to the rights of the Company with respect to the Intellectual Property which claim or challenge is material to the business, prospects, properties, operations or condition, financial or otherwise, of the Company.

            2.8 TITLE AND LIENS. Except as otherwise disclosed in the SEC Reports, the Company has good and marketable fee simple title to all the real property owned by it, and a good and marketable ownership interest in all the other assets, reflected in the financial statements included in the most recent SEC Report or subsequently acquired by the Company other than that subsequently sold or otherwise disposed of in the ordinary course of business, free and clear of all Liens, except as otherwise disclosed in the SEC Reports.

            2.9 LEASES. The Company enjoys adequate possession under all of the leases for the use of personal property and real property under which the Company is a lessee or is operating. All of such leases are valid and subsisting, free and clear of all Liens, except for Liens permitted by Section 7.2, and none of them is in default, except for such defaults which would not, individually or in the aggregate, materially and adversely affect the business, prospects, properties, operations or condition, financial or otherwise, of the Company.

            2.10 BURDENSOME AND CONFLICTING AGREEMENTS AND VIOLATIONS OF CHARTER PROVISIONS. The Company is not subject to any charter or other corporate restriction or, to its knowledge after due inquiry, bound by any agreement or instrument which materially and adversely affects the business, prospects, properties, operations or condition, financial or otherwise, of the Company, other than, with respect to any such agreement or instrument, as disclosed in the SEC Reports. The Company is not (i) in violation of its charter or by-laws or (ii) in default under or in violation of any agreement, or instrument by which it is bound, or of any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority applicable to it any of which would result, individually or collectively, in any material adverse change in the business, prospects, properties, operations or condition, financial or otherwise, of the Company. Neither the authorization, execution and delivery of this Agreement, the Securities, the consummation of the transactions herein and therein contemplated, nor the fulfillment of or compliance with the terms hereof and thereof, will conflict with or result in a breach of any of the terms of the charter or by-laws of the Company or will conflict with or result in a material breach of any other corporate restriction or any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of any agreement or instrument, which is applicable to the Company or by which the Company is bound, or constitute a material default thereunder, or result in the imposition of any material Lien upon any of the properties or assets of the Company.

            2.11 CONSENTS AND APPROVALS. The Company has obtained or made all necessary (i) governmental consents, approvals and authorizations, and registrations and filings with governmental authorities other than any notices of sale required to be filed with the Commission under Regulation D pursuant to the Securities Act or any such filings as may be required after the Closing under applicable state securities laws, all of which will be timely filed within the applicable periods therefore; and (ii) consents, approvals, waivers and notifications of stockholders, creditors, lessors and other non-governmental persons, in each case, in connection with the execution and delivery of this Agreement and the Securities and the consummation of the transactions herein and therein contemplated.

            2.12 COMPLIANCE WITH ERISA. The Company does not maintain, or contribute to, and it is not otherwise obligated to contribute to, any Plan.

            2.13 COMPLIANCE WITH LAWS. Except as disclosed in the SEC Reports, the Company is in compliance with all applicable statutes, law, rules, regulations, decisions and orders of all governmental authorities or any court or arbitral tribunal, including, without limitation, those relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, except where such failure to comply would not, individually or in the aggregate, have a material adverse effect on the business, prospects, properties, operations or condition, financial or otherwise, of the Company, and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

            2.14 RESERVATION OF SHARES. The shares of Common Stock deliverable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise, free from preemptive rights in favor of the holders of shares of Capital Stock or other securities of the Company.

            2.15 DISCLOSURE. This Agreement, the Securities and all other documents, certificates, instruments, reports and statements furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby and thereby do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. Other than facts relating to general economic conditions, there is no fact known to the executive officers of the Company which materially and adversely affects, or which is reasonably likely to materially and adversely affect during the twelve month period commencing on the date hereof, the business, prospects, properties, operations or condition, financial or otherwise, of the Company, which has not been set forth in this Agreement or in the SEC Reports.

            2.16 BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's placement fee or commission will be payable by the Company with respect to the issue of the Securities or any of the transactions contemplated hereby. The Company will hold the Purchaser harmless from any claim, demand or liability for broker's or finder's placement fees or commissions payable by the Company alleged to have been incurred by the Company in connection with this transaction.

                                   ARTICLE III

                               CLOSING CONDITIONS

            The Purchaser's obligation to purchase and pay for the Notes and the Warrants on the Closing Date is subject to the complete satisfaction of the Purchaser, on or before the Closing Date, of the conditions set forth in this Article.

            3.1 OPINION OF PURCHASER'S SPECIAL COUNSEL. The Purchaser shall have received from Fried, Frank, Harris, Shriver & Jacobson, special counsel for the Purchaser, an opinion, dated the Closing Date, substantially in the form set forth in Exhibit C hereto.

            3.2 OPINION OF COMPANY'S COUNSEL. The Purchaser and its special counsel shall each have received from Cooley Godward LLP, counsel for the Company, an opinion, dated the Closing Date, substantially in the form set forth in Exhibit D hereto.

            3.3 REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties contained in Section 1.3(a) and in Article II shall be true on and as of the Closing Date with the same effect as if made on and as of the Closing Date. There shall exist on the Closing Date no Event of Default and no condition or event which, with notice or lapse of time or both, would constitute an Event of Default if the Securities had been outstanding at all times from and after the date hereof, and all agreements and conditions to be performed or satisfied by the Company hereunder on or before the Closing Date shall have been duly performed or satisfied. The Company shall have delivered to the Purchaser a certificate, dated the Closing Date and signed by its Chief Executive Officer or its President or one of its Vice Presidents and by its Secretary or an Assistant Secretary, to each of the foregoing effects.

            3.4 CONSENTS AND APPROVALS. The Company shall have delivered to the Purchaser a certificate, dated the Closing Date and signed by its Chief Executive Officer or its President or one of its Vice Presidents, listing any consents, waivers, approvals, authorizations, registrations, filings and notifications of the character referred to in Section 2.11 which are necessary, to which shall be attached evidence, satisfactory to the Purchaser, that the same that are required to be obtained or made prior to the Closing Date have been obtained or made and are in full force and effect, or stating that none is necessary.

            3.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incident to the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies of all documents and records relating thereto which the Purchaser may reasonably request.

           3.6 LEGALITY OF INVESTMENT. The Purchaser's acquisition of the Securities shall be permitted as of the Closing Date under the provisions of all applicable laws or governmental regulations, and such acquisition shall not subject the Purchaser to any penalty or other onerous condition in or pursuant to any such law or regulation; and the Purchaser shall have received such certificates or other evidence as the Purchaser may reasonably request to establish compliance with this condition.

                                   ARTICLE IV
                  REGISTRATION, EXCHANGE AND TRANSFER OF NOTES

            4.1 AUTHORIZED DENOMINATIONS. The Notes are issuable only as fully registered Notes in denominations of at least $5 million.

            4.2 THE NOTE REGISTER; PERSONS DEEMED OWNERS. The Company shall maintain, at its office designated for notices in accordance with Section 14.7, a register for the Notes (the "Note Register"), in which the Company shall record the name and address of the Person in whose name each Note has been issued and the name and address of each transferee and prior owner of each Note. The Company may deem and treat the Person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary; until due presentment of such Note for registration of transfer as provided in this Article IV.

            4.3 ISSUANCE OF NEW NOTES UPON EXCHANGE OR TRANSFER. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 14.7, the Company shall execute and deliver, at its expense, one or more new Notes of the same class of any authorized denominations requested by the Holder of the surrendered Note, each dated the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered
Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such Person or Persons as shall be designated in writing by such Holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Note or by its attorney duly authorized in writing. The Company may condition the issuance of any new Note or Notes in connection with a transfer by any Person other than a Purchaser on the payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer. Any transfer of a Note is subject to the delivery by the Holder to the Company of a completed and signed Bond Power in the form attached to the Note.

            4.4 LOST, STOLEN, DAMAGED AND DESTROYED NOTES. At the request of any Holder, the Company will issue, at its expense, in replacement of any Note or Notes lost, stolen, damaged or destroyed, upon surrender of the mutilated portions thereof, if any, a new Note or Notes of the same denominations, of the same unpaid principal amounts and otherwise of the same class and tenor as, the Note or Notes so lost, stolen, damaged or destroyed. The Company may condition the replacement of a Note reported by a Holder as lost, stolen, damaged or destroyed upon the receipt from such Holder of an indemnity or security reasonably satisfactory to the Company, provided that if such Holder shall be the Purchaser or its nominee or an institutional investor having assets in excess of $100 million (as disclosed in its last financial statement) or its nominee, the Purchaser's or such institutional investor's agreement of indemnity shall be sufficient for purposes of this
Section 4.4.

                                   ARTICLE V.

                                PAYMENT OF NOTES

            5.1 REGULAR METHOD OF PAYMENT. Except as provided in Section 5.2, the principal of, and the premium, if any, and interest on, each Note shall be payable at the office of the Company maintained pursuant to Section 14.7, in lawful money of the United States of America, against presentment of such Note for notation of payment or, in the case of a payment in full of such Note, against surrender thereof.

            5.2 HOME OFFICE PAYMENT. So long as the Purchaser or its nominee shall be a Holder, the Company will pay all sums becoming due on each Note held by the Purchaser or such nominee at the address of such Purchaser specified for such purpose in Schedule I hereto, by wire transfer of immediately available funds, or at such other address or by such other method as the Purchaser shall have designated by notice to the Company, without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall be surrendered to the Company for cancellation upon written request by the Company therefor. Before selling or otherwise transferring any such Note, the Purchaser will make a notation thereon of the aggregate amount of all payments of principal theretofore made, and of the date to which interest has been paid. If the transferee of any Note is an institutional investor having assets in excess of $100 million (as disclosed in its last financial statement) or its nominee and is the Holder of at least $5 million principal amount of Notes, and shall request the Company to make all payments on account of such Note either by check or by wire transfer of immediately available funds, the Company shall make such payments as specified in such request at an address specified in such request, provided that said institutional investor undertakes in said request the same obligations in respect of such Note as those undertaken by such Purchaser in the immediately preceding sentence.

              5.3 LIMITATION ON INTEREST. No provision of this Agreement or of any Note shall require the payment or permit the collection of interest in excess of the maximum which is permitted by law. If any such excess interest is provided for herein or in any Note, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum permitted by law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in any Note to the contrary notwithstanding.

            5.4 PAYMENT OF PRINCIPAL AND INTEREST. The Company will pay the principal of the Notes on November 1, 2007.

            The Company will pay interest on the principal amount of the Notes on each Interest Payment Date, as set forth below, at the rate of 14% per annum.

            Interest will be paid quarterly in arrears on each Interest Payment Date, commencing on February 1, 2003; provided that no interest shall accrue on the principal amount of the Notes prior to November 1, 2002.

            Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 1, 2002; provided that, if there is no existing default in the payment of interest and if a Note is authenticated between a Regular Record Date and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate set forth in the Notes.

            5.5 METHOD OF PAYMENT. The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each Interest Payment Date to the persons who are Holders (as reflected in the Note Register at the close of business on the January 15, April 15, July 15 and October 15, immediately preceding the Interest Payment Date), in each case, even if the Notes are canceled on registration of transfer, registration of exchange, redemption or repurchase after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders the Notes to the Company on or after November 1, 2007.

            The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

            The Company covenants and agrees that, from the date hereof and as long as any of the Securities shall remain outstanding, (and thereafter to the extent provided in Section 6.8):

            6.1 USE OF PROCEEDS. The Company represents, warrants, covenants and agrees that:

                  (a) the proceeds of the sale of the Securities will be used by the Company, in accordance with applicable law, for the purpose of supporting its research and development programs, and

                  (b) the Company does not own, directly or indirectly, any "margin security", as defined in Regulation G issued by the Board of Governors of the Federal Reserve System (12 CFR Part 207); and the Company will not use any proceeds from the sale of the Securities to purchase or carry any "security", as defined in Section 3(a)(10) of the Exchange Act, or for any other purpose which would result in any transaction contemplated by this Agreement constituting a "purpose credit" within the meaning of said Regulation G, or which would involve a violation of Section 7 of the Exchange Act or Regulation T, U or X of said Board of Governors (12 CFR Parts 220, 221 and 224, respectively).

            6.2 PRESERVATION OF FRANCHISES AND EXISTENCE. Except as otherwise permitted by this Agreement, the Company will (i) maintain its corporate existence, rights and franchises in full force and effect, and (ii) cause each operating Subsidiary to maintain its respective corporate existence, rights and franchises in full force and effect, provided that nothing in this Section 6.2 shall prevent (x) any merger of a Subsidiary into the Company or another Subsidiary or (y) the Company or any Subsidiary from discontinuing any material operations in any particular state or jurisdiction or at any particular location or locations within the state or jurisdiction, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if, in the opinion of the Board of Directors of the Company, such discontinuance or termination will not adversely affect the Holders, and if such discontinuance or termination is not in violation of any provision of this Agreement.

            6.3 INSURANCE. The Company will maintain or cause to be maintained with respect to its properties and business and the properties and businesses of the Subsidiaries, with financially sound and reputable insurers, insurance against such casualties and contingencies of such types and in such amounts as is customary for corporations engaged in the same or similar business or having similar properties to the ones of the Company.

            6.4 PAYMENT OF TAXES AND OTHER CHARGES. The Company will pay, and will cause each of the Subsidiaries to pay, when due, (i) all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income, and (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any of its properties, subject, in the case of any of the foregoing or any Lien in respect thereof, to Section 7.2.

            6.5 COMMISSION AND STOCK EXCHANGE FILINGS. Promptly upon their becoming available, the Company will deliver to each Holder a copy of (i) all regular or periodic reports which the Company or any Subsidiary shall file with the Commission or any national securities exchange or NASDAQ, and (ii) all reports, proxy statements and financial statements delivered or sent by the Company to its stockholders or by any Subsidiary to its stockholders other than the Company.

            6.6 COMPLIANCE CERTIFICATES. Within 45 days after the close of each of the first three quarters of each fiscal year of the Company, and within 90 days after the close of each fiscal year of the Company, the Company will deliver to each Holder a certificate, signed by any two of the Chief Executive Officer, the President, the Executive Vice President or the Vice President-Finance of the Company, stating that a review of the activities of the Company and the Subsidiaries during such fiscal quarter or such fiscal year, as the case may be, has been made under such officers' supervision and that no Event of Default or condition or event which, with notice or lapse of time or both, would constitute an Event of Default has occurred, or, if such Event of Default has occurred, specifying the nature and status thereof, and containing computation (in reasonable detail) demonstrating compliance with the provisions of Article VII. Within 15 days after any Holder shall so request, the Company will execute and deliver to such Holder a certificate, signed by any two of the Chief Executive Officer, the President, the Executive Vice President or the Vice President-Finance of the Company, stating that this Agreement and every Security held by or registered in the name of such Holder are unmodified and in full effect (or, if there has been any modification, that this Agreement and every such Security are in full effect as modified, and setting forth such modifications), and either stating that to the knowledge of the signers of such certificate no Event of Default exists hereunder, or specifying each such default of which the signers may have knowledge.

            6.7 INSPECTION AND OTHER INFORMATION. Each Holder and such Persons as it may reasonably designate, may visit and inspect any of the properties of the Company or any Subsidiaries, examine their books of account, take extracts therefrom and discuss the affairs, finances and accounts of the Company or such Subsidiary with its officers and, after providing written notice to the Company, public accountants (and by this provision the Company and each Subsidiary hereby authorize said accountants to discuss with each Holder and such Persons its finances and accounts), at such reasonable times during business hours and with prior notice and as often as such Holder may reasonably desire. The Company will furnish to each Holder such other financial information as it from time to time may reasonably request.

            Any information which is furnished pursuant to this Section 6.7 and is designated in writing by the Company as confidential shall be treated as confidential by each Holder and such Persons in accordance with such procedures as such Holder applies generally to information of this kind; provided, however, that each such Holder may disclose any such information (a) as has become generally available to the public (other than by an act of a Holder in violation of this Agreement), (b) as may be required in any report, statement or testimony required to be submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over any such Holder or to the National Association of Insurance Commissioners or similar organization or their successors, (c) as may be required in response to any summons or subpoena or in connection with any litigation, (d) to the extent that any such Holder believes it appropriate in order to comply with any law, order, regulation or ruling applicable to such Holder and (e) to the prospective transferee in connection with any contemplated transfer of any of the Notes by such Holder; and provided, further, that such Holder (i) agrees that it will not trade in any securities of the Company during any time that it is in possession of confidential information that is material and not generally available to the public (except pursuant to clause (e) above) and (ii) in the event that any such Person does not have a duty of confidentiality to such Holder similar in scope to the duty set forth in this Section 6.7, will cause such Person to undertake in writing to be bound by the confidentiality and other provisions of this Section 6.7. Prior to any disclosure by a Holder of any such information designated in writing by the Company as confidential pursuant to clause (b), (c) or (d) above, such Holder will (A) give written notice to the Company and (B) reasonably cooperate with the Company if it seeks a protective order with respect to such disclosure. Prior to any disclosure by a Holder to a prospective transferee pursuant to clause (e) above of any such information designated in writing by the Company as confidential which information has not become generally available to the public, such Holder will (i) give written notice to the Company and (ii) cause such prospective transferee to enter into an undertaking in writing pursuant to which such prospective transferee will agree to be bound by the confidentiality and other provisions of this Section 6.7.

            6.8 COST OF THIS FINANCING. Whether or not the transactions contemplated by this Agreement shall be consummated:

                      (a) Payment of Fees and Expenses. The Company will pay all reasonable costs and expenses of the Purchaser in connection with this Agreement and the consummation of all transactions contemplated hereby, all printing or reproduction expenses relating to transactions contemplated by this Agreement, and the cost of transmitting the Securities to such address as may be requested by the Purchaser, and will pay (on the Closing Date) the reasonable fees, expenses, and disbursements of Fried, Frank, Harris, Shriver & Jacobson, special counsel to the Purchaser for their services in connection therewith, which fees will not exceed $100,000. Without limiting the foregoing, the Company agrees to pay the cost of obtaining a private placement number for the Notes and the Warrants and authorizes the submission of such information as may be required by Standard and Poor's Corporation for the purpose of obtaining such number.

               The Company will also pay all reasonable costs and expenses of the Purchaser and each other Holder relating to any future amendment or supplement to this Agreement or any of the Securities (or any proposal for such amendment or supplement) requested by the Company whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, including, but not limited to, out-of-pocket expenses, the reasonable cost of all accounting services required thereby, all printing or reproduction expenses relating to transactions contemplated thereby, and the cost of transmitting the Securities to such address as may be requested by the Purchaser or Holders, and will pay the reasonable fees, expenses, and disbursements of counsel to the Purchaser and Holders for their services in connection therewith.

                      (b) Reimbursement. The Company will reimburse all costs and expenses of the character referred to in clause (a) of this Section 6.8 which shall have been paid by the Purchaser or any Holder.

                      (c) Indemnification. The Company will pay and indemnify the Purchaser and each Holder of any of the Securities against, and hold the Purchaser and any other Holder of any of the Securities harmless from, any and all liability, loss, claim and damage and related expenses, including counsel fees and expenses, incurred by or asserted against the Purchaser or any such Holder arising out of, relating to or as a result of (i) the consummation of the transactions contemplated hereby, (ii) the use of any of the proceeds of the sale of the Securities or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Purchaser or any such Holder is a party thereto.

               The obligations of the Company under this Section 6.8 shall survive the payment or transfer of the Notes or the expiration or transfer of the Warrants.

               6.9 COMPLIANCE WITH LAWS. The Company will, and will cause each Subsidiary to, comply with all applicable statutes, rules, regulations and orders of all governmental authorities, with respect to the conduct of its business and the ownership of its properties, including without limitation (i) all applicable statutes, rules, regulations and orders relating to the use, operation, handling, transportation, disposal, or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, (ii) the Occupational Safety and Health Act of 1970, as amended, and (iii) ERISA, if failure to so comply, individually or in the aggregate, could have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Company.

               6. 1 0 FINANCIAL REPORTS AND BOOKS AND RECORDS. The Company will keep proper books of record and account with respect to a dealings or transactions of the business and affairs of the Company, in accordance with GAAP, and will furnish to each Holder:

                      (a) Interim Statements. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, copies of the unaudited financial statements of the Company and its subsidiaries that are customarily provided by the Company for reporting purposes, all in reasonable detail and certified by an executive officer of the Company as presenting fairly the financial position of the Company; provided that so long as the Company is subject to the reporting requirements of the Exchange Act, the Company may satisfy this requirement by delivery of the Form 1O-Q filed by it with the Commission promptly after the filing thereof.

                      (b) Annual Statements. Within 90 days after the close of each fiscal year of the Company, copies of consolidated financial statements of the Company setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants selected by the Company, to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of the end of the fiscal year being reported on in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary; provided that so long as the Company is subject to the reporting requirements of the Exchange Act, the Company may satisfy this requirement by delivery of the Form 10-K filed by it with the Commission promptly after the filing thereof.

                      (c) Financial Reports. The provisions of paragraphs (a) and (b) notwithstanding, promptly after the same are available, copies of all financial statements and reports as the Company shall send or make available generally to its stockholders, including without limitation, periodic reports containing unaudited interim statements of results to the extent such reports are prepared by the Company.

               6.11 ERISA REPORTS. The Company shall notify each Holder in a statement of an authorized officer of the Company setting forth in reasonable detail the circumstances surrounding such event within 30 days after the Company has knowledge of, or is notified of, the occurrence of (i) a reportable event (within the meaning of Section 4043 of ERISA) with respect to any Plan; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate or reorganize any Plan; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan; (iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (v) any material increase in the liability of the Company with respect to any post-retirement welfare liability; (vi) any failure to make a required installment or other payment with respect to a Plan, on or prior to the applicable date, pursuant to Section 412(m) of the Code or (vii) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

               6.12 PRIVATE PLACEMENT NUMBERS. Within two Business Days after the Closing Date, the Company shall apply to Standard and Poor's Corporation for assignment of a Private Placement Number for the Notes and the Warrants.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

               The Company covenants and agrees that, so long as any of the Notes shall be outstanding:

               7.1 LIMITATION ON DEBT. Each Subsidiary will not, and the Company will cause each Subsidiary not to, create, incur, assume, suffer to exist or otherwise become liable for, any Debt, except for:

               (i) Debt of any Subsidiary outstanding on October 24, 1997; and

               (ii) Debt incurred by any Subsidiary, to any commercial financial institution, for the acquisition by any Subsidiary of plant, property and equipment, which acquisition is reasonably necessary, in the good faith determination of the Board of Directors, for the business of the Company and the Subsidiaries, and which Debt has a term to maturity equal to or less than five years at the date of incurrence thereof.

               7.2 LIMITATIONS ON LIENS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind upon any of their Intellectual Property, now owned or hereafter acquired, except for (i) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred to pay all or any part of the purchase price, of property or assets acquired by the Company or any Subsidiary in the ordinary course of business at no more than its Fair Market Value, in the good faith determination of the Board of Directors, (ii) any Lien created in connection with a license of the Company or any Subsidiary and granted by the Company or any Subsidiary in the ordinary course of business provided that the Board of Directors has determined in good faith that the Company or any such Subsidiary has received Fair Market Value for such license or (iii) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded or the execution or other enforcement thereof is effectively stayed, any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes, assessments and charges not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be; (3) security for payment of workmen's compensation, unemployment insurance or social security benefits or other insurance; or (4) operation of law in favor of mechanics, materialmen, laborers, carriers, lessors, landlords, employees or suppliers or similar Persons, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof.

               7.3 LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                      (a) declare or pay any dividend on, or make any distribution in respect of, any shares of Capital Stock (excluding dividends or distributions payable in shares of Capital Stock, but including dividends or distributions payable in Redeemable Stock or in options, warrants or other rights to purchase Redeemable Stock (other than dividends on such Redeemable Stock payable in shares of such Redeemable Stock)), or

                      (b) purchase, redeem, prepay or acquire or retire for value, any Capital Stock (such payments or any other actions described in clauses (a) and (b) above being collectively referred to as "Restricted Payments").

               Notwithstanding the foregoing, (i) any Subsidiary may declare and pay dividends or make distributions to the Company and (ii) the Company may issue, purchase, redeem, prepay, acquire or retire for value any shares of Capital Stock of any Subsidiary or any shares of Capital Stock of the Company which is intended to track the separate performance of a particular Subsidiary.

               7.4 CHANGE OF CONTROL. (a) Upon a Change of Control, each Holder shall have the right (the "Change in Control Right") to require that the Company repurchase any or all of such Holder's Notes at the purchase price in cash equal to (i) 105% of the Accreted Value if such Change of Control occurs during the period commencing on the Closing Date and ending on November 1, 1999; (ii) 104% of the Accreted Value if such Change of Control occurs during the period commencing on November 2, 1999 and ending on November 1, 2001; (iii) 103% of the Accreted Value if such Change of Control occurs during the period commencing on November 2, 2001 and ending on November 1, 2003; (iv) 102% of the Accreted Value if such Change of Control occurs during the period commencing on November 2, 2003 and ending on November 1, 2005; and (iv) 101% of the Accreted Value if such Change of Control occurs during the period commencing on November 2, 2005 and ending on November 1, 2007. The Company shall pay the Holder such repurchase price plus accrued and unpaid interest, if any, to the date of repurchase, in accordance with the procedures set forth in paragraphs (b) through (f) of this
Section 7.4.

                      (b) Within 5 days following becoming aware of any Change of Control, the Company shall mail a notice to each Holder with a copy to the Paying Agent stating:

                (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes, in whole or in part, in integral multiples of $1,000 of principal amount, at a purchase price in cash equal to the appropriate percentage of the Accreted Value thereof as set forth in clause (a) above plus accrued and unpaid interest, if any, to the date of repurchase;

                (2) the circumstance and relevant facts regarding such Change of
            Control (including, to the extent available, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                (3) the date on which the Change in Control Right expires (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change in Control Expiration Date") and date for the repurchase of Notes within 10 days after the Change in Control Expiration Date;

                (4) the current exercise price of the Warrants; and

                (5) the procedures determined by the Company, consistent with this Section 7.4, that a Holder must follow in order to have its Notes repurchased.

               This notice shall also contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision.

                      (c) Not later than two Business Days after the close of business on the Change in Control Expiration Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change in Control Right, (ii) deposit with the Paying Agent (which for purposes of this Section
7.4 shall not be the Company) money sufficient in immediately available funds to pay the purchase price of all the Notes or portions thereof so tendered and
(iii) deliver to the Paying Agent the Notes or portions thereof which have been properly tendered to and are accepted by the Company. The Paying Agent shall, on the repurchase date, mail or deliver payment to each tendering holder in the amount of the purchase price with respect to the Notes tendered by such holder and accepted by the Company from the funds provided by the Company for such payment, and the Company shall execute and the Paying Agent shall mail and deliver to such Holder a new Note equal in amount to any unpurchased portion of the Note surrendered.

                      (d) Holders electing to have a Note repurchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice on or prior to the Change in Control Expiration Date. Holders will be entitled to withdraw their election if the Paying Agent or the Company receives on or prior to the Change in Control Expiration Date written notice setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note repurchased.

                      (e) At the time the Company delivers Notes to the Paying Agent which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 7.4.

                      (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof

               7.5 ASSET SALE. (a) The Company will not, and will not permit any of its Subsidiaries to, participate in an Asset Sale unless (i) such Asset Sale is for not less than the Fair Market Value of the assets sold (as determined by the Board of Directors whose determination shall be conclusive and evidenced by a Board Resolution), (ii) the Company repays, from the proceeds of such Asset Sale, all Senior Indebtedness to the extent the terms of the governing documents therefor require such repayment or prohibit the purchase of the Notes, and (iii) the Net Available Proceeds of such Asset Sale include an amount of cash or Cash-Equivalents sufficient to satisfy, in full, the Company's obligations under this Section.

                      (b) In the event of an Asset Sale, the Company shall make an offer to purchase Notes (the "Offer to Purchase") at the purchase price in cash equal to (i) 105% of the Accreted Value if such Asset Sale occurs during the period commencing on the Closing Date and ending on November 1, 1999; (ii) 104% of the Accreted Value if such Asset Sale occurs during the period commencing on November 2, 1999 and ending on November 1, 2001; (iii) 103% of the Accreted Value if such Asset Sale occurs during the period commencing on November 2, 2001 and ending on November 1, 2003; (iv) 102% of the Accreted Value if such Asset Sale occurs during the period commencing on November 2, 2003 and ending on November 1, 2005; and (iv) 101% of the Accreted Value if such Asset Sale occurs during the period commencing on November 2, 2005 and ending on November 1, 2007. The Company shall pay the Holder such repurchase price plus accrued and unpaid interest, if any, to the date of repurchase, in accordance with the procedures set forth in paragraphs (b) through (i) of this Section 7.5.

                      (c) Within 5 days following any Asset Sale, the Company shall mail a notice to each Holder with a copy to the Paying Agent stating:

                (1) that an Asset Sale has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes in whole or in part in integral multiples of $1,000 of principal amount, at a purchase price in cash equal to the appropriate percentage of the Accreted Value thereof as set forth in clause (b) above plus accrued and unpaid interest, if any, to the date of repurchase;

                (2) the circumstance and relevant facts regarding such Asset
            Sale (including information which respect to pro-forma historical income, cash flow and capitalization after giving effect to such Asset Sale);

                (3) the Expiration Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Expiration Date") and a date for the repurchase of Notes within 10 days after the Expiration Date;

                (4) the current exercise price of the Warrants; and

                (5) the procedures determined by the Company, consistent with this Section 7.5, that a Holder must follow in order to have its Notes repurchased.

               The notice shall also contain information concerning the business of the Company which the Company in good faith believes will enable each Holder to make an informed decision.

                      (d) Upon the occurrence of an Asset Sale, the Company shall, within five Business Days thereafter, irrevocably deposit with the Paying Agent (which for the purpose of this Section 7.5 shall not be the Company) money in immediately available funds in an amount sufficient to repay the Notes, if all the then outstanding Notes were tendered pursuant to the Offer to Purchase, to be held for payment in accordance herewith. The proceeds may be invested in any Temporary Cash Investment the maturity date of which shall not be later than the Expiration Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments, unless an Event of Default shall have occurred and be continuing (in which case, such amounts shall be held for application in accordance with Article VIII hereof). To the extent that the aggregate amount of funds deposited by the Company with the Paying Agent exceeds the aggregate amount required to repurchase the Notes, or portions thereof, to be repurchased pursuant to the Offer to Purchase, the Paying Agent shall promptly after the Business Day following the repurchase date, return such excess to the Company.

                      (e) Upon the Expiration Date, the Company shall deliver to the Paying Agent the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Paying Agent shall, on the repurchase date, mail or deliver payment to each tendering holder in the amount of the purchase price with respect to the Notes tendered by such Holder and accepted by the Company from the funds provided by the Company for such payment, and the Company shall execute and the Paying Agent shall mail and deliver to such Holder a new Note equal in amount to any unpurchased portion of the Note surrendered.

                      (f) Holders electing to have a Note repurchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice on or prior to the Expiration Date. Holders will be entitled to withdraw their election if the Paying Agent or the Company receives on or prior to the Expiration Date, a written notice setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and the statement that such Holder is withdrawing his election to have such Note repurchased.

                      (g) At the time the Company delivers Note's to the Paying Agent which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 7.5. A Note shall be deemed to have been accepted for purchase at the time the Paying Agent, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                      (h) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 7.5.

                      (i) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction that would materially impair the ability of the Company to make an Offer to Purchase or, if such offer is made, to pay for Notes tendered for purchase.

               7.6 TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into any transaction or series of similar transactions (including, without limitation, the purchase, sale, lease or exchange of any property, the rendering of any service or the making of any loan or extension of credit) with, or make any payment or transfer to, any Affiliate, unless:

                      (a) such transaction (or series of related transactions) is entered into in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business; and

                      (b) such transaction or series of related transactions are upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arm's-length transaction from a Person who is not an Affiliate.

               7.7 REPURCHASE OF NOTES. Neither the Company nor any Subsidiary thereof, directly or indirectly, shall repurchase or make any offer to repurchase any Note unless the offer has been made to repurchase Notes, pro rata, from all Holders of the Notes at the same time and upon the same terms. In case the Company or any Subsidiary thereof repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

               8.1 EVENT OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

                      (a) The Company defaults in the payment of any interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of five Business Days; or

                      (b) The Company defaults in the payment of the principal of, or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption, by declaration or otherwise; or

                      (c) Any representation or warranty made by the Company in this Agreement shall prove to have been untrue in any material respect as of the date of this Agreement or the Company fails to duly observe or perform any covenant contained in Article VII; or

                      (d) The Company fails to duly observe or perform any other of the covenants or agreements on the part of the Company set forth in the Notes, in this Agreement or in any Warrant, and such failure shall have continued for a period of 30 days after the date on which the Company obtains knowledge of such failure irrespective of the source; or

                      (e) An event of default, as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of the Company or a Subsidiary (whether such Debt now exists or shall hereafter be created or incurred) shall occur and shall
(i) consist of a default in the payment of such Debt at the maturity thereof or
(ii) shall result in such Debt being declared due and payable prior to the date on which it would otherwise become due and payable, and such default in payment is not cured or such acceleration shall not be rescinded or annulled prior to any period of grace provided with respect thereto; provided that it shall not be an Event of Default if the principal amount of Debt which is not paid at maturity or the maturity of which is accelerated is less than $1 million; and provided, further, that if, prior to a declaration of acceleration of the maturity of the Note or the entry of judgment in favor of the Holders in a suit, such default shall be remedied or cured by the Company or waived by the holders of such Debt, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of any of the Holders of the Notes; or

                      (f) A court having jurisdiction over the Company shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or of substantially all of its property or winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty consecutive days; or

                      (g) The Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or of substantially all of its property, or shall make any general assignment for the benefit of creditors; or

                      (h) A final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of an amount, in the aggregate, equal to 25% of the total current assets minus the total current liabilities of the Company (as determined in accordance with GAAP), as such assets and liabilities are reflected in the most recent balance sheet of the Company filed with the Commission, shall be rendered against the Company or any Subsidiary of the Company unless the same shall be (i) fully covered by insurance (subject to a reasonable deductible) and the insurer shall have accepted liability therefor in writing or (ii) vacated, stayed, bonded, paid or discharged within a period of 15 days from the date of such judgment.

               If an Event of Default shall be continuing, then and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, the Holders of not less than 25% in aggregate face amount of the Notes then outstanding hereunder, by notice in writing to the Company, may declare the Default Amount (as set forth below), and all accrued and unpaid interest thereon, of all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Agreement or in the Notes contained to the contrary notwithstanding; provided, however, that if an Event of Default under clause (f) or (g) above shall have occurred, the Default Amount of all the Notes, and all accrued and unpaid interest thereon, shall immediately become due and payable, anything in this Agreement or in the Notes contained to the contrary notwithstanding, without any declaration and without declaration, demand, protest or other notice whatsoever, all of which are hereby waived.

               Prior to November 1, 2002, the "Default Amount" in respect of any particular Note as of any particular date shall be equal to the Accreted Value of the Note as of such date. On or after November 1, 2002, the Default Amount in respect of any particular Note as of any particular date shall be equal to 100% of the principal amount payable in respect of the Note at its Stated Maturity.

               In case the Holders shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Holders, then and in every such case the Company and the Holders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Holders shall continue as though no such proceeding had been taken.

               8.2 OTHER REMEDIES. If any Event of Default shall be continuing, any Holder may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement or in any of the Notes, and may enforce the payment of any Note held by such Holder and any of its other legal or equitable rights.

               8.3 CONDUCT NO WAIVER; COLLECTION EXPENSES. No course of dealing on the part of any Holder, nor any delay or failure on the part of any Holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, the premium, if any, or the interest on any Note, or if the Company fails to comply with any other provision of this Agreement, the Company will pay to the Holders, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such Holders in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

               8.4 REMEDIES CUMULATIVE. No right or remedy conferred upon or reserved to the Purchaser of any Holder under this Agreement is intended to be exclusive of any other right or remedy, an every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable law to the Purchaser or any Holder may be exercised from time to time and as often as may be deemed expedient by the Purchaser or such Holder, as the case may be.

               8.5 COOPERATION BY THE COMPANY. To the extent that it lawfully may, the Company agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement or of any Security.

                                   ARTICLE IX

                                  DEFINITIONS.

               9.1 PREVIOUS DEFINITIONS. The following terms have been elsewhere defined in this Agreement and have the respective meanings assigned to them in the indicated sections, and such terms, together with the other terms defined in
Section 9.2, shall include the singular as well as the plural: "Agreement," "Company" and "Purchaser," defined in the introductory paragraph; "Notes," "Warrants" and "Securities," defined in Section 1.1; "Closing Date," defined in
Section 1.2(b); "SEC Reports," defined in Section 2.1; "Note Register," defined in Section 4.2; "Restricted Payments," defined in Section 7.3; "Change in Control Right" and "Change in Control Expiration Date," defined in Section 7.4; "Offer to Purchase" and "Expiration Date," defined in Section 7.5; "Default Amount," defined in Section 8.1; "NASDAQ," defined in Section 9.2; "Senior Representative," "Payment Blockage Period" and "Initial Blockage Period," defined in Section 11.3.

               9.2 ADDITIONAL DEFINITIONS. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

               The term "Accreted Value" shall mean, for any Specified Date, the amount provided below for each $1,000 principal amount at maturity of Notes (which shall be calculated by the Company and communicated in writing to the Purchaser and each Holder when required by the terms of this Agreement):

                      (a) if the Specified Date occurs on one of the following dates (each a "Quarterly Accrual Date"), the Accreted Value will equal the amount set forth below for such Quarterly Accrual Date:

         Quarterly Accrual Date                   Accreted Value
         ----------------------                   --------------
         February 1, 1998                           $ 520.16
         May 1, 1998                                $ 538.36
         August 1, 1998                             $ 557.20
         November 1, 1998                           $ 576.71
         February 1, 1999                           $ 596.89
         May 1, 1999                                $ 617.78
         August 1, 1999                             $ 639.40


         Quarterly Accrual Date                   Accreted Value
         ----------------------                   --------------
         November 1, 1999                           $  661.78
         February 1, 2000                           $  684.95
         May 1, 2000                                $  708.92
         August 1, 2000                             $  733.73
         November 1, 2000                           $  759.41
         February 1, 2001                           $  785.99
         May 1, 2001                                $  813.50
         August 1, 2001                             $  841.97
         November 1, 2001                           $  871.44
         February 1, 2002                           $  901.94
         May 1, 2002                                $  933.51
         August 1, 2002                             $  966.18
         November 1, 2002                           $1,000.00


                      (ii) if the Specified Date occurs before the first Quarterly Accrual Date, the Accreted Value will equal the sum of (a) $501.20 and
(b) an amount equal to the product of (1) the Accreted Value for the first Quarterly Accrual Date less $501.20 multiplied by (2) a fraction, the numerator of which is the number of days from the date of issue of the Notes to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days from the date of issue of the Notes to the first Quarterly Accrual Date, using a 360-day year of twelve 30-day months;

                      (iii) if the Specified Date occurs between two Quarterly Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Quarterly Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Quarterly Accrual Date less the Accreted Value for the immediately preceding Quarterly Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Quarterly Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 90; or

                      (iv) if the Specified Date occurs after the last Quarterly Accrual Date, the Accreted Value will be equal to $1,000.

               The term "Affiliate" shall mean, any Person, directly or indirectly, controlling, controlled by or under direct or indirect common control with the Company or a Subsidiary. For purposes of this definition, a Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               The term "Asset Sale" shall mean, if the Company and/or its Subsidiaries sell, lease, convey, transfer or otherwise dispose of (including, without limitation, by saleleaseback, merger or consolidation, and whether by operation of law or otherwise) all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole. An Asset Sale shall not include a sale, lease, conveyance, transfer or other disposition by the Company or any of its Subsidiaries to any wholly-owned Subsidiary of the Company or by any Subsidiaries to the Company.

               The term "Bankruptcy Law" shall mean Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

               The term "Board of Directors" shall mean the board of directors of the Company or any duly authorized committee thereof.

               The term "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

               The term "Business Day" shall mean any day other than a Saturday, a Sunday or other day on which banking institutions or trust companies in the State of New York are not required to be open.

               The term "Capital Stock" of any Person shall mean any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

               The terms "Cash Equivalents" shall mean (A) any security, maturing not more than six months after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (B) any certificate of deposit, time deposit, Eurodollar time deposit or bankers' acceptance, maturing not more than six months after the date of acquisition, issued by any lender who was a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus of not less than $100 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to

Standard & Poor's Corporation or any successor rating agency, (C) commercial paper, maturing not more than three months after the date of acquisition, issued by any lender who was a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency, and (D) any security, on the date of acquisition by any Person, that is listed on any national securities exchange or trades of which are reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

               The term "Change of Control" shall mean an event or series of events by which (i) any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the aggregate voting power of all the Capital Stock of the Company normally entitled to vote in the election of directors; or (ii) individuals who on the date of this Agreement constituted the Board of Directors of the Company (together with any new or replacement directors whose election by such Board or whose nomination for election by the stockholders was approved by a vote of a majority of the directors then still in office who were either directors on the date of this Agreement or whose election or nomination was previously so approved) shall cease for any reason to constitute a majority of the Board of Directors then in office.

               The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

               The term "Commission" shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

               The term "Common Stock" shall mean, when used with reference to the Capital Stock of the Company, the class of stock which, on the date of this Agreement, is designated as common stock of the Company and stock of any class or classes into which such common stock or any such other class may thereafter be changed or reclassified.

               The term "Company" shall mean Isis Pharmaceuticals, Inc., a Delaware corporation and its permitted successors and assigns.

               The term "Credit Agreement" shall mean that certain $40 million Collaboration Agreement, dated as of July 18, 1995 between the Company, as borrower, and Boehringer, as lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

               The term "Debt" of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, or arising under any conditional sales or title retention agreement with respect to property acquired by such Person, except accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases (in the amount reflected on the balance sheet of such Person, prepared in accordance with GAAP), (v) all Debt of others Guaranteed by such Person, (vi) all obligations, contingent or otherwise, in connection with letters of credit, acceptance facilities or similar facilities, and (vii) to the extent not otherwise included, obligations under (x) any interest rate protection agreement, interest rate swap, interest rate cap or other interest rate hedge agreement, to or under which such Person is a party (but only to the extent of any net credit exposure thereunder) or (y) any forward foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values (but only to the extent of any net credit exposure thereunder).

               The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               The term "ERISA Affiliate" shall mean any corporation, trade or business that is under common control with the Company or is a member of a controlled group of corporations or an affiliated service group or a controlled group of trades or businesses, as described in Sections 414(b), 414(c) or 414(m) of the Code or Section 4001(a)(14) of ERISA.

               The term "Event of Default" shall mean any event specified in
Section 8.1, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

               The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               The term "Exchangeable Stock" shall mean any Capital Stock of a Person which is exchangeable or convertible into another security (other than Capital Stock of such Person which is neither Exchangeable Stock nor Redeemable Stock).

               The term "Fair Market Value" shall mean, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

               The term "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time, consistently applied.

               The term "GAAP Consolidated Adjusted Net Worth" of any Person shall mean, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date, after deducting therefrom goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets.

               The term "Guarantee" by any Person shall mean, without duplication, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase of payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

               The term "Holder, of Notes, or other similar terms, shall mean any Person in whose name at the time a particular Note is registered on the books of the Company kept for that purpose in accordance with the terms hereof.

               The term "Imperial Bank Note Agreement" shall mean those certain Promissory Notes Secured by a Deed of Trust for an aggregate amount equal to $9.7 million dated as of March 24, 1997 between the Company, as borrower, and Imperial Bank, as lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

               The term "incur" (including the correlative terms "incurred", "incurring", "incurs", and "incurrence"), when used with respect to any Debt, shall mean create, incur, assume, guarantee or in any manner become liable in respect of (including, without limitation, by operation of law) such Debt.

               The term "Intellectual Property" shall mean all patents, patent rights and applications, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names, copyrights and licenses described or referred to in the SEC Reports or owned or used by the Company and the Subsidiaries or which, to the Company's knowledge after reasonable inquiry, are necessary for the conduct of their business as it is presently conducted, or as proposed to be conducted.

               The term "Interest Payment Date" shall mean each quarterly interest payment date on February 1, May 1, August I and November 1, of each year, commencing on February 1, 2003.

               The term "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code of any jurisdiction, other than a protective filing filed in connection with a true lease or a filing in connection with a financing lease which is not required to be capitalized on a balance sheet in accordance with GAAP on the basis of immateriality) with respect to any property of the Company or the Subsidiaries, real or personal, movable or immovable, now owned or hereinafter acquired.

               The term "Net Available Proceeds" from any Asset Sale shall mean cash or Cash Equivalents received therefrom by the Company and/or its Subsidiaries, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all Federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Sale, (ii) all payments made by the Company or its Subsidiaries to pay or repay Debt of the Company or any Subsidiary to the extent the terms of governing documents therefor require such repayment or prohibit the purchase of the Notes,
(iii) all payments made by the Company or its Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such lien, in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, (iv) all distributions and other payments made to minority interest holders in subsidiaries of the Company or joint ventures as a result of such Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by the Company or any Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Sale, in each case as determined by the Board of Directors of the Company or Subsidiary, in its reasonable good faith judgment evidenced by a resolution of such Board of Directors.

               The term "Non-payment Default" shall mean any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Senior Indebtedness.

               The term "Officers' Certificate" when used with respect to the Company, shall mean a certificate signed by any two of the Chief Executive Officer, the President, the Executive Vice President or the Vice
President-Finance of the Company.

               The term "Opinion of Counsel" shall mean a written opinion of counsel, who may be legal counsel for the Company, and who shall be acceptable to the Holders of not less than 51% in aggregate principal amount of the Notes then outstanding.

               The term "Paying Agent" shall mean any state or national bank or trust company organized under the laws of the United States or any state thereof or the District of Columbia and having capital, surplus and undivided profits aggregating at least $100 million and which has been appointed by the Company as paying agent under this Agreement.

               The term "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

               The term "Payment Default" shall mean any default in the payment of any amount of Senior Indebtedness as and when due whether at maturity, by acceleration, upon a date set for prepayment or otherwise, including principal, premium, if any, interest, commitment fees, letter of credit fees or reimbursement obligations in respect of letters of credit under Senior Indebtedness.

               The term "Permitted Junior Securities" shall mean (so long as the effect of any exclusion employing this definition is not to cause or permit the Notes (or any securities proposed to be issued as "Permitted Junior Securities") to be treated in any case or proceeding or similar event described in clause
(a), (b) or (c) of Section 11.2 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness, for any payment or distribution) debt or equity securities of the Company (or any successor corporation) that are provided for by a plan of reorganization or readjustment and that are subordinated at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Indebtedness not paid in full in cash or, as acceptable to the holders of Senior Indebtedness, in any other manner in connection with such reorganization or readjustment and (2) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

               The term "Person" shall mean any natural person, corporation, partnership, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

               The term "Plan" shall mean any multiemployer plan or single employer plan, as defined in Section 4001 of ERISA that is subject to Title IV of ERISA.

               The term "Preferred Stock," as applied to the Capital Stock of any corporation, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

               The term "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or the Warrant Shares, pursuant to any registration, as the case may be, covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

               The term "Redeemable Stock" shall mean any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), upon the happening of any event or otherwise matures or its required to be redeemed, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Notes or is redeemable at the option of the holder thereof, in whole or in part, at any time on or prior to the first anniversary of the Stated Maturity of the Notes.

               The term "Redemption Date", when used with respect to any Note to be redeemed, shall mean the date fixed for such redemption by or pursuant to this Agreement.

               The term "Redemption Price", when used with respect to any Note to be redeemed, shall mean the price at which it is to be redeemed pursuant to this Agreement.

               The term "Registrable Securities" shall mean any Notes. As to any particular Registrable Securities once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

               The term "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Article X, including, without limitation, (i) all Commission and stock exchange or National Association of Securities Dealers, Inc. registration, filing fees and listing expenses, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of any Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and disbursements of counsel retained in connection with such registration by the holders of a majority (by number of shares) of the Registrable Securities being registered, and (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, including the fees and expenses of any special experts retained in connection with the requested registration.

               The term "Registration Statement" shall mean any registration statement of the Company which covers any of the Notes or the Warrant Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

               The term "Regular Record Date" for the interest payable on any Interest Payment Date shall mean the January 15, April 15, July 15 and October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

               The term "Securities Act" shall mean the Securities Act of 1933, as amended.

               The term "Senior Indebtedness" shall mean the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable in such proceeding) on any Debt of the Company (other than as otherwise provided in this definition), whether outstanding on the date of this Agreement or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable in such proceeding) on all monetary obligations of every kind and nature of the Company from time to time owed under the (i) Credit Agreement and (ii) Imperial Bank Note Agreement, including fees, reimbursement obligations in respect of letters of credit (or guarantees thereof) and indemnity and expense reimbursement obligations thereof; provided, however, that any Debt under any refinancing, refunding, or replacement of the Credit Agreement shall not constitute Senior Indebtedness to the extent that the Debt thereunder is by its express terms subordinate to the Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Debt that expressly provides that it is subordinate or junior in right of payment to the Notes, (ii) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (iii) any Debt of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries and (iv) that portion of any Debt which at the time of incurrence is issued in violation of this Agreement.

               The term "Specified Date" means any Redemption Date, any payment date for an Offer to Purchase pursuant to Section 7.4 or Section 7.5 or any date on which the Notes are due and payable after an Event of Default.

               The term "Stated Maturity" shall mean, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

               The term "Subordinated Indebtedness" shall mean Debt which is subordinate in right of payment and on liquidation to the Notes.

        The term "Subsidiary" shall mean, with respect to any Person, any corporation or entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions is at the time directly or indirectly owned by such Person and/or by one or more other Subsidiaries. Unless the context otherwise requires, the term "Subsidiary" as used herein, means a Subsidiary of the Company.

               The term "Temporary Cash Investment" shall mean (A) any evidence of Debt, maturing not more than one year after the date of acquisition, issued by the United

States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America,
(B) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, any lender who was a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $100 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard &
Poor's Corporation or any successor rating agency, (C) commercial paper, maturing not more than one year after the date of acquisition, issued by any lender who was a corporation (other than an Affiliate or Subsidiary of the Company) organized and existed under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency, and (D) any money market deposit accounts issued or offered by any lender who was an original signatory to the Credit Agreement or a domestic commercial bank having capital and surplus in excess of $100 million.

               The term "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

               The term "Warrant Shares" shall have the meaning specified in the Warrants.

               9.3 ACCOUNTING PRINCIPLES. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with GAAP, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

               9.4 DIRECTLY OR INDIRECTLY. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

                                    ARTICLE X

                               REGISTRATION RIGHTS

      10.1 REGISTRATION REQUESTED BY THE HOLDERS. (1) At any time and from time to time after the date hereof, Holders of Registrable Securities shall have the right to request to the Company to effect the registration under the Securities Act of all or part of such Holders' Registrable Securities. Upon receipt of such request, the Company shall promptly give notice of such proposed registration to all Holders and thereupon shall, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of.

                  (i) all Registrable Securities which the Company has been requested to register pursuant to clause (1) of this Section 10.1; and

                  (ii) all other Registrable Securities which Holders have, within 20 days after the Company has given such notice, requested the Company to register;

all to the extent requisite to permit the sale or other disposition by the Holders of the Registrable Securities so to be registered.

            (2) If the managing underwriter of the public offering to be effected pursuant to a registration statement filed pursuant to this clause (1) of Section 10.1 shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering:

                  (i) first, Registrable Securities requested to be included in such registration by the Holders pursuant to clauses (i) and (ii) of
      Section 10.1, pro rata among such Holders on the basis of the number of shares of Registrable Securities requested to be included by each; and

                  (ii) second, other securities of the Company proposed to be included in such registration, in accordance with the priorities, if any, then existing among the Company and the holders of such other securities.

            (3) Notwithstanding the foregoing, in the event that the Company proposes to include newly issued securities in any registration statement and offering pursuant to clause (1) of this Section 10.1 and such securities would be excluded from such offering by operation of the priority provisions set forth above, the Company may elect to cause such registration statement to be filed under Section 10.2; provided, however, that the Company may make such election no more than once. In the event that the Company makes such election, all of the provisions of Section 10.2 shall apply to such registration and such registration shall not be deemed to be a registration pursuant to Section 10.1.

            (4) The Holders requesting inclusion in a registration statement under this Section 10.1 may withdraw from any requested registration pursuant to this Section 10.1 by giving written notice to the Company prior to the filing date of such registration statement; provided, however, that for a period of three months after such withdrawal, such Holders may not request any registration pursuant to this Section 10.1.

            (5) The Company shall not be required to effect more than a total of two effective registrations under this Section 10.1.

            (6) The Company shall not be required to effect a registration pursuant to this Section 10.1 unless the offering includes at least $12.5 million aggregate face amount of Registrable Securities.

      10.2 "PIGGYBACK" REGISTRATIONS. If the Company at any time proposes to register any of its securities under the Securities Act (other than pursuant to Section 10.1) on a registration statement on Form S-1, S-2 or S-3 or on any other form upon which may be registered securities similar to the Registrable Securities for sale to the general public, the Company will at each such time give prompt notice to all Holders of its intention to do so setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than 30 days from the date of such notice, and advising each such Holder of its right to have its Registrable Securities included therein. Upon the written request of any Holder given to the Company not less than 5 days prior to the proposed filing date of such registration statement set forth in such the Company notice, the Company will use its best efforts to cause each of the Registrable Securities which the Company has been requested to register by such Holder to be registered under the Securities Act. If the securities to be so registered for sale include securities to be sold for the account of the Company and to be distributed by or through a firm of underwriters of recognized standing under underwriting terms appropriate for such transaction, then the Registrable Securities shall also be included in such underwriting, provided that if, in the reasonable written opinion of the managing underwriter or underwriters, the total amount of such securities to be so registered, when added to such Registrable Securities, will exceed the maximum amount of the Company securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering securities determined as follows:

             (1) if such registration as initially proposed by the Company was solely a primary registration of its securities:

                  (i) first, the securities proposed by the Company to be sold for its own account,

                  (ii) second, any Registrable Securities requested to be included in such registration pro rata among the holders of such Registrable Securities and the holders of such other securities of the Company on the basis of the number of Registrable Securities and other securities of the Company requested to be included by each such holder, and

                  (iii) third, any other securities of the Company proposed to be included in such registration statement in accordance with the provisions, if any, then existing among the holders of such securities, and

            (2) if such registration as initially proposed by the Company was in whole or in part requested by holders of securities of the Company, other than holders of Registrable Securities, pursuant to demand registration rights,

                  (i) first, such securities held by the holders initiating such registration, pro rata among the holders thereof, on the basis agreed upon by such holders and the Company,

                  (ii) second, Registrable Securities requested to be included in such registration pro rata among the holders of such Registrable Securities and the holders of such other securities on the basis of the number of Registrable Securities and other securities of the Company requested to be included by each such holder, and

                  (iii) third, any other securities of the Company proposed to be included in such registration statement in accordance with the priorities, if any, then existing among the holders of such securities.

Each Holder for the account of which any Registrable Securities shall be included in such underwriting shall agree not to sell any other Registrable Securities then held by such Holder until 120 days after the effective date of such registration statement, except that such Holder may sell such other Registrable Securities in private transactions within such period to transferees who agree not to sell such securities within the remainder of such

120-day period. Any registration of Registrable Securities pursuant to this
Section 10.2 shall have no effect on any registration pursuant to Section 10.1.

      10.3 THE COMPANY'S OBLIGATIONS IN REGISTRATION. If and whenever the Company is obligated by the provisions of this Article X to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, as expeditiously as possible the Company will:

            (1) prepare and file with the Commission, as expeditiously as possible within 60 days after the initial request from Holders to register such Registrable Securities, a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within 120 days after such initial request and to remain effective; provided, however, that the Company shall not be required to keep such registration statement effective, or to prepare and file any amendments or supplements thereto, later than 5 P.M., Eastern Time, on the last Business Day of the ninth month following the date on which such registration statement becomes effective under the Securities Act or such longer period during which the Commission requires that such registration statement be kept effective with respect to any of the Registrable Securities so registered;

            (2) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement whenever the Holders for whom such Registrable Securities are registered or are to be registered shall desire to dispose of the same, subject, however, to the proviso contained in the immediately preceding clause (1);

            (3) furnish to the Holders for whom such Registrable Securities are registered or are to be registered, such numbers of copies of a printed prospectus, including a preliminary prospectus and any amendments or supplements thereto, in conformity with the requirements of the Securities Act, and such other documents and information as such Holders may reasonably request in order to facilitate the disposition of such Registrable Securities or in order to conduct any investigation of the Company in connection with the registration of such Registrable Securities;

            (4) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holders for whom such Registrable Securities are registered or are to be registered shall request, and do any and all other acts and things which may be necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of such Registrable Securities except that the Company shall not for any purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (4) be obligated to be so qualified, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction unless the Company is already subject to service of process in such jurisdiction;

            (5) furnish to the Holders for whom such Registrable Securities are registered or are to be registered at the time of the disposition of such Registrable Securities by such Holders a signed copy of an opinion of counsel for the Company acceptable to such Holders as to such matters as such Holders may request and substantially to the effect that, a registration statement covering such Registrable Securities has been filed with the Commission under the Securities Act and has been made effective by order of the Commission; said registration statement and the prospectus contained therein comply as to form in all material respects with the requirements of the Securities Act and, based upon such investigation and inquiry as said counsel deems necessary or appropriate, nothing has come to said counsel's attention which would cause it to believe that either said registration statement or said prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of said prospectus, in the light of the circumstances under which they were made) not misleading; said counsel knows of no legal or governmental proceedings required to be described in said prospectus which are not described as required, or of any contract or documents of a character required to be described in said registration statement or said prospectus or to be filed as an exhibit to said registration statement or to be incorporated by reference therein which is not described and filed as required; no stop order has been issued by the Commission suspending the effectiveness of such registration statement and that, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or contemplated; and the applicable provisions of the securities or blue sky laws of each state in which the Company shall be required, pursuant to clause (4) of this Section, to register or qualify such Registrable Securities, have been complied with, assuming the accuracy and completeness of the information furnished to such counsel with respect to each filing relating to such laws; it being understood that said counsel may rely, as to all factual matters and financial data treated therein, on certificates of the Company (copies of which shall be delivered to such Holders), and as to all questions of the laws of each state in which the Company shall be so required to register or qualify such Registrable Securities, on the opinion of counsel from such state reasonably acceptable to such Holders, copies of which shall be delivered to such Holders;

            (6) immediately notify each Holder for whom such Registrable Securities are covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

            (7) advise each Holder of Registrable Securities covered by such Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose; and use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the Holders of any Registrable Securities covered by such Registration Statement, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such period is a fiscal year) (a) commencing at the end of any fiscal quarter in which Securities are sold to underwriters in an underwritten offering, or (b) if not sold to underwriters in such an offering, beginning with the first day of the month of the Company's first fiscal quarter commencing after the effective date of a Registration Statement;

            (8) permit any Holder holding Registrable Securities covered by such Registration Statement or Prospectus to withdraw their Registrable Securities from such Registration Statement or Prospectus if such Holder has informed the Company that it believes that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof;

            (9) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as Holders of a majority in aggregate face amount of the Registrable Securities being sold or the underwriters retained by such Holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary opinions and indemnification;

            (10) make available for inspection by any Holder of any Registrable Securities covered by such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' directors, officers and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such Registration Statement. Holders of Registrable Securities agree that Records and other information which the Company determines in good faith to be confidential, and of which determination the Inspectors and Holders are so notified, shall not be disclosed by the Inspectors or the Holders unless
(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or (b) the release of such Records is required pursuant to a subpoena or court order. Holders of Registrable Securities agree that they will, upon learning that disclosure of the Records is being sought in a court of competent jurisdiction or by a government agency, give prompt notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential;

            (11) if requested by the managing underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority in aggregate face amount of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities including, without limitation, information with respect to the securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and

            (12) obtain a CUSIP number for all Registrable Securities (unless already obtained) not later than the Effective Date.

      10.4 PAYMENT OF REGISTRATION EXPENSES. The Company shall pay all Registration Expenses in connection with each registration pursuant to this
Article X.

      10.5 INFORMATION FROM HOLDERS. Notices and requests delivered by Holders to the Company pursuant to this Article X shall contain such information regarding the Registrable Securities to be so registered and the intended method of disposition thereof as shall reasonably be required in connection with the action to be taken.

      10.6  INDEMNIFICATION.

            (1) Indemnification by the Company. In the event of any registration under the Securities Act of any Registrable Securities pursuant to this Article X, the Company hereby agrees to indemnify and hold harmless each Holder disposing of such Registrable Securities, its respective agents, directors and officers, each other person, if any, who controls (within the meaning of the Securities Act) such Holder and each other person (including underwriters) who participates in the offering of such Registrable Securities, against any losses, claims, damages or liabilities, to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, on the effective date thereof, under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement to any preliminary prospectus or final prospectus (if used during the period the Company is required to keep such registration statement current in any such case), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder, such agents, directors and officers and each such controlling person or participating person (including underwriters) for any legal or any other expenses reasonably incurred by such Holder, such agents, directors and officers or such controlling person or participating person (including underwriters) in connection with investigating or defending any such loss, claim, damage, liability or proceeding, provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or such controlling or participating person (including underwriters), as the case may be, specifically for use in the preparation of such registration statement; and provided, further, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the Company will not be liable to any Holder to the extent that any loss, claim, damage, liability or expense results from the fact that a current copy of the final prospectus was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Holder to provide such Person with a current copy of the final prospectus and such current copy of the final prospectus was provided to such Holder and would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company agrees to provide for contributions relating to such indemnification as shall be reasonably requested by any Holder disposing of any Registrable Securities or by any such underwriter.

            (2) Indemnification by Holders. Each such Holder hereby agrees to indemnify and hold harmless the Company, its respective agents, directors and officers, each other person, if any, who controls (within the meaning of the Securities Act) the Company and each other person (including underwriters) who participates in the offering of such Registrable Securities, against all losses, claims, damages and liabilities to which the Company may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of any material fact contained in any such registration statement, on the effective date thereof, under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement to any preliminary prospectus or final prospectus (if used during the period the Company is required to keep such registration statement current in any such case), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that any such loss, claim, damage or liability arises out of or is based upon any such statement or omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and specifically stated to be for use in the preparation of such registration statement.

            (3) Notices of Claims, Etc. Each indemnified party, promptly but not later than 30 days after its receipt of notice of the commencement of any action against it in respect of which indemnity may be sought from any indemnifying party or pursuant to this Section 10.6, shall notify such indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify such indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and such indemnified party may participate in such defense at such party's expense, and provided, further that the failure of any such indemnified party to give notice as provided herein shall not relieve such indemnifying party of its obligations under this Section 10.6 unless such failure to give notice shall materially adversely affect such indemnifying party in the defense of any such claim or any such litigation. With respect to any claim or litigation being conducted by such indemnifying party, no indemnified party shall, except with the consent of such indemnifying party, consent to entry of any judgment or enter into any settlement of any claim as to which indemnity may be sought. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

            (4) Contribution. To the extent that the undertaking to indemnity, pay and hold harmless set forth in paragraphs (1) and (2) of this Section 10.6 may be unenforceable because it is violative of any law or public policy, each party that would have been required to provide the indemnity shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by each party entitled to indemnification under this Section 10.6; provided that in no event shall a Holder be required to contribute an amount greater than the dollar amount of net proceeds received by such Holder with respect to the sale of any Registrable Securities.

      10.7  OBLIGATIONS OF THE HOLDERS. Each Holder agrees:

            (1) that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 10.3(6), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 10.3(6) and, if so directed by the Company, will use its best efforts to deliver to the Company (at the Company expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice, and

            (2) that it will immediately notify the Company at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to the Company in writing specifically for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event the Company or any such Holder shall give any such notice, the period referred to in the proviso contained in Section 10.3(l) shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to Section 10.3(6) to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 10.3(6).

                                   ARTICLE XI

                             SUBORDINATION OF NOTES

      11.1 NOTE SUBORDINATE TO SENIOR INDEBTEDNESS. The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Debt represented by the Notes and the payment of the principal of, premium, if any, interest on and any other payment with respect to, each and all of the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full, in cash or, as acceptable to each holder of Senior Indebtedness, in any other manner, of all Senior Indebtedness.

      This Article shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees, hereunder and they or each of them may enforce such provisions.

      The Notes shall be senior in right of payment and in rights of liquidation to all Subordinated Indebtedness.

      11.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event:

            (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or, as acceptable to each holder of Senior Indebtedness, in any other manner, of all amounts due on or in respect of all Senior Indebtedness, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character (excluding Permitted Junior Securities) on account of principal of, premium, if any, or interest on the Notes (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness); and

            (2) until all of the Senior Indebtedness is repayed in full as provided in clause (1) above, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders would be entitled but for the provisions of this Article (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or as acceptable to each holder of Senior Indebtedness, in any other manner, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

            (3) in the event that, notwithstanding the foregoing provisions of this Section, the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal, premium, if any, and interest on the Notes before all Senior Indebtedness is paid in full, then and in such event such payment or distribution (excluding Permitted Junior Securities) (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness) shall be paid over or delivered forthwith directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness have been issued for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or, as acceptable to each holder of Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

      The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article XIII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article XIII.

      11.3 SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT. (a) Unless Section 11.2 shall be applicable, upon the occurrence and during the continuance of a Payment Default, no cash payment (other than any payments previously made pursuant to Section 11.1 of this Agreement) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of principal of, premium, if any, or interest on, the Notes, or on account of the purchase, redemption or other acquisition of or in respect of the Notes unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Senior Indebtedness shall have been discharged or paid in full in cash or in any other manner as acceptable to each holder of such Senior Indebtedness, after which the Company shall (subject to the other provisions of this Article XI) resume making any and all required payments in respect of the Notes, including any missed payments.

            (b) Unless Section 11.2 shall be applicable, upon (1) the occurrence and during the continuance of a Non-payment Default and (2) receipt by the Holders and the Company from a representative of the holder of any Senior Indebtedness (collectively a "Senior Representative") or the holder of any Senior Indebtedness of written notice of such Non-payment Default, no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of any principal of, premium, if any, or interest on, the Notes, or on account of the purchase, redemption or other acquisition of or in respect of Notes for a period ("Payment Blockage Period") commencing on the date of receipt by the Holders of such notice and continuing until the earliest of (subject to any blockage of payments that may then or thereafter be in effect under subsection (a) of this
Section 11.3) (x) 180 days after receipt of such written notice by the Holders (provided that any Senior Indebtedness as to which notice was given shall theretofore have not been accelerated), (y) the date on which such Non-payment Default is cured or waived or ceases to exist or on which the Senior Indebtedness related thereto is discharged or paid in full in cash, or in any other manner as acceptable to the applicable holder of Senior Indebtedness or
(z) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Holders from the Senior Representative or holder of Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clause (x), (y) or (z), the Company shall (subject to the other provisions of this Article including paragraph (a) above) promptly resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of this Agreement, in no event shall a Payment Blockage Period under this paragraph (b) extend beyond 180 days from the date of the receipt by the Holders of the notice referred to in clause (2) of this paragraph (b) (the "Initial Blockage Period"). Any number of notices of Nonpayment Defaults may be given during the Initial Blockage Period; provided that during any period of 365 consecutive days only one Payment Blockage Period under this paragraph (b) may commence and the duration of such period may not exceed 180 days. No Non-payment Default with respect to Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such Non-payment Default shall have been cured or waived for a period of not less than 90 consecutive days. The Company shall deliver a notice to the Holders promptly after the date on which any Nonpayment Default is cured or waived or ceases to exist or on which the Senior Indebtedness related thereto is discharged or paid in full in cash, or in any other manner as acceptable to each holder of Senior Indebtedness.

            (c) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Holder of any Note prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to a Senior Representative of the holders of the Senior Indebtedness or as a court of competent jurisdiction shall direct.

      11.4 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. After the payment in full, in cash or, as acceptable to each holder of Senior Indebtedness, in any other manner of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes, shall, as among the Company, their creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

      11.5 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Agreement or in the Notes is intended to or shall (a) impair, as among the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights of the Holders of the Notes and creditors of the Company other than the rights of the Holders of the Notes in relation to the rights of the holders of Senior Indebtedness; or (c) prevent the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights under this Article of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 11.2, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to such Holder, or (2) under the conditions specified in Section 11.3, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.3(c).

      11.6 NO WAIVER OF SUBORDINATION PROVISIONS. (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b)   Without limiting the generality of Subsection (a) of this
Section 11.6, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article VIII of this Agreement or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article, subject to the rights under this Article, of the holders of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

      11.7 NOTICES. The Company shall provide the Holders with prompt notice of any event known to the Company which would prohibit the making of any payment of money to the Holders in respect of the Notes pursuant to the provisions of this Article.

      11.8 RELIANCE ON JUDICIAL ORDERS OR CERTIFICATES. Upon any payment or distribution of assets of the Company referred to in this Article, the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Holders of Notes or a certificate of a Senior Representative, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

      11.9 NO SUSPENSION OF REMEDIES. Nothing contained in this Article shall limit the right of the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article VIII of this Agreement or to pursue any rights or remedies hereunder or under applicable law, subject to the rights under this Article of the holders of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

      11.10 REINSTATEMENT. The provisions of this Article shall continue to be effective or reinstated, as the case may be, if at any time any payment of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

      11.11 AMENDMENTS TO ARTICLE XI. No change, modification or amendment of any provision of this Article shall be effective against any holder of Senior Indebtedness that did not consent to such change, modification or amendment.

                                   ARTICLE XII

                               REDEMPTION OF NOTES

      12.1 RIGHT OF REDEMPTION. The Notes may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after November 1, 2002, at the Redemption Prices specified in the form of Note hereinafter set forth, together with accrued interest, if any, to the Redemption Date.

      12.2 APPLICABILITY OF ARTICLE. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Agreement, shall be made in accordance with such provision and this Article.

      12.3 ELECTION TO REDEEM; NOTICE TO HOLDERS. The election of the Company to redeem any Notes pursuant to Section 12.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Notes, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company, notify the Holders of such Redemption Date and of the principal amount of Notes to be redeemed.

      12.4 SELECTION BY THE COMPANY OF NOTES TO BE REDEEMED. If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected at least 30 days and not more than 60 days prior to the Redemption
Date by the Company, from the Notes not previously called for redemption, by such method as the Company shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $ 1,000 or any integral multiple thereof) of the principal amount of Notes of a denomination larger than $1,000.

      The Company shall promptly notify the Holders in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

      For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

      12.5 NOTICE OF REDEMPTION. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder to be redeemed, at his address appearing in the Note Register.

      All notices of redemption shall state:

            (1)   the Redemption Date,

            (2)   the Redemption Price,

            (3) if less than all the Notes are to be redeemed, the identification (and, in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed,

            (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date, and

            (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

      Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company.

      12.6 DEPOSIT OF REDEMPTION PRICE. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (which for purposes of this Article shall not be the Company) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

      12.7 NOTES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date.

      If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of 14% per annum.

      12.8 NOTES REDEEMED IN PART. Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated by the Company in its notice of redemption for that purpose (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

      12.9 SURVIVAL OF WARRANTS. Notwithstanding anything to the contrary herein, in the event that the Company exercises its right to redeem the Notes as provided in this Article XII, the Warrants shall survive and shall remain in full force and effect in accordance with their terms.

                                  ARTICLE XIII

           CONSOLIDATION, MERGER, CONVEYANCE, SALE, TRANSFER OR LEASE

      13.1 COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. The Company shall not consolidate with or merge into any other Person or convey, sell, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, sell, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

            (1) in case the Company shall consolidate with or merge into another Person or convey, sell, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, sale or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a counterpart to this Agreement or an agreement, executed and delivered to the Company, in form satisfactory to the Company, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance or observance of every covenant of this Agreement on the part of the Company to be performed or observed;

            (2) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

            (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Agreement, the Company or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes (and if the Company selects, any Debt ranking pari passu with the Notes) equally and ratably with all Debt secured thereby; and

            (4) the Company has delivered to the Holders an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a counterpart to this Agreement or an agreement is required in connection with such transaction, such counterpart or agreement complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

      13.2 SUCCESSOR SUBSTITUTED. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, sale, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 13.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, sale, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the Notes.

                                   ARTICLE XIV

                                  MISCELLANEOUS

      14.1 AMENDMENTS AND WAIVERS. This Agreement may not be changed, modified or discharged orally, nor may any waivers or consents be given orally hereunder, and every such change, modification, discharge, waiver or consent shall be in writing and, except as provided in the following sentence, signed by the Person against which enforcement thereof is sought. Subject to the subordination provisions contained in Article XI, this Agreement may be amended, and any of its restrictions or provisions may be waived, with the consent of the Company and of the Holders of not less than 51% in aggregate face amount of the Notes then outstanding, except that without the consent of the Holders of all the Notes then outstanding no amendment to or waiver under this Agreement shall extend the maturity of any Note, or reduce the rate of interest or any premium payable with respect to any Note, or amend Article V, VII, VIII or XI or reduce the proportion of the principal amount of the Notes required to consent to any waiver, consent or amendment.

      14.2 COPIES TO REGULATORY BODIES. The Purchaser and each Holder that is an institutional investor may furnish copies of any financial statements and other certificates, reports or documents delivered to it pursuant to this Agreement to any regulatory body or commission to whose jurisdiction such Holder may be subject.

      14.3 INTEGRATION AND SEVERABILITY. This Agreement embodies the entire agreement and understanding between the Purchasers and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Security, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

      14.4 SUCCESSORS AND ASSIGNS. All covenants, agreements, statements, representations and warranties in this Agreement or any certificate delivered pursuant hereto by or on behalf of the Company or by or on behalf of the Purchaser shall bind and inure to the benefit of the respective successors and assigns of such party hereto, except where the context otherwise requires, and except that the Purchaser shall not be obligated to acquire any Security from any issuer other than the Company.

      14.5 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to be material and to have been relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by any Purchaser or on such Purchaser's behalf, and
(ii) shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid and thereafter as provided in Section 6.8.

      14.6 VERIFICATION. The Purchaser and each other Holder shall be entitled to make such independent examinations as such person may deem reasonable, and to receive copies of all such instruments, certificates, opinions and other evidence as it may reasonably request, with respect to the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection therewith and for the purpose of verifying the accuracy of any certificate which is made or required to be made pursuant to this Agreement.

      14.7 NOTICES AND OTHER COMMUNICATIONS. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered, or shall be sent by certified or registered mail, return receipt requested, postage prepaid and addressed (i) if to the Purchaser at its address for communications set forth in Schedule 1 hereto or to such other address as may have been furnished to the Company by notice from the Purchaser, or (ii) if to any Holder of a Note other than the Purchaser, to its address set forth in the Note Register or to such other address as may have been furnished to the Company by notice from such Holder or (iii) if to the Company, to Isis Pharmaceuticals, Inc., 2292 Faraday Avenue, Carlsbad, California 92008, Attention Secretary, with a copy to the General Counsel, or to such other address as may have been furnished to the Purchaser and the Holders other than the Purchaser by notice from the Company. All notices shall be deemed to have been given either at the time of the delivery thereof to any officer or employee of the person entitled to receive such notice at the address of such persons for purposes of this
Section 14.7, or, if mailed, at the completion of the fifth full day following the time of such mailing thereof to such address, as the case may be. Whenever pursuant to this Agreement or any Note, notice is required to be given to any or all of the Holders, such requirement shall be satisfied if such notice is given, in the manner prescribed, to the persons last known by the Company to be Holders of such Notes, entitled to such notice, at the addresses of such persons last known to the Company.

      14.8 GOVERNING LAW. This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to the principles of conflict of laws thereof). If any action or proceeding shall be brought by the Purchaser or by any Holder in order to enforce any right or remedy under this Agreement or under any Security, the Company hereby consents and will, and the Company will cause each Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Nothing contained in this section shall affect the right of any Holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Company or to enforce a judgment obtained in the courts of any other jurisdiction.

      14.9 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating to this Agreement, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the closing of the purchase of the Notes (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchaser, may be reproduced by the Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process, and the Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Purchaser in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      14.10 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof

      14.11 COUNTERPARTS. This Agreement may be signed by each party hereto upon a separate copy in which event both of said copies shall constitute a single counterpart of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

               IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed and delivered in New York City, New York by their respective officers thereunto duly authorized.

                                      ISIS PHARMACEUTICALS, INC.


                                      By /s/ Stanley T. Crooke
                                        -------------------------------
                                        Stanley T. Crooke
                                        Chairman and Chief Executive Officer




                                       By (            *              )


*CONFIDENTIAL TREATMENT REQUESTED

                                                                       SCHEDULE1

                       PURCHASER AND PAYMENT INFORMATION


PURCHASER                                              NOTES
(NAME AND ADDRESS)                             TO BE PURCHASED

1. (            *              )                  $50,000 000


Registration instructions:
(            *              )


Delivery instructions:
(            *              )

Wire instructions:
(            *              )


Notices:
(            *              )


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                                                       EXHIBIT A

                   FORM OF SENIOR SUBORDINATED DISCOUNT NOTE
                           ISIS PHARMACEUTICALS, INC.
                      14% SENIOR SUBORDINATED DISCOUNT NOTE
                              DUE NOVEMBER 1, 2007


$________________
Private Placement No.___________________                        No._____________

        FOR VALUE RECEIVED, the undersigned, (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ________ or registered assigns, the principal sum of _______, DOLLARS ($______), on November 1, 2007. The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 14% per annum.

        Interest will be paid quarterly (to the holder of record of this Note at the close of business on the January 15, April 15, July 15 and October 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing on February 1, 2003; provided that, no interest shall accrue on the principal amount of this Note prior to November 1, 2002.

        Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 1, 2002; provided that, if there is no existing default in the payment of interest and if a Note is authenticated between a Regular Record Date and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The Company promises to pay interest on overdue principal of, and premium on, if any, this Note and interest on overdue installments of interest, to the extent lawful, at the rate borne by this Note plus 2% per annum.

        Payments of the principal of, and the premium, if any, and interest on, this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Article V of the Agreement hereinafter referred to.

        This Note is one of the Company's 14% Senior Subordinated Discount Notes due November 1, 2007, limited in aggregate principal amount, at maturity, to $50,000,000 which are issued, in fully registered form, pursuant to that certain Purchase Agreement, dated as of October 24, 1997, between the Company and the purchaser listed on Schedule I thereto (said Purchase Agreement, as amended and modified from time to time, being herein called the "Agreement"). This Note is entitled to the benefits of, and is subject to the terms contained in the Agreement. The provisions of the Agreement are hereby incorporated in this Note to the same extent as if set forth at length herein.

        The Company may deem and treat the person in whose name this Note is registered pursuant to Article IV of the Agreement as the holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, notwithstanding any notations of ownership or transfers hereon and notwithstanding that this Note is overdue, and the Company shall not be affected by any notice to the contrary until presentation of this Note for registration of transfer as provided in Article IV of the Agreement. This Note may be transferred or exchanged and, if lost, stolen, damaged or destroyed, this Note may be replaced, in the manner and upon the conditions set forth in said Article IV.

        This Note is registered on the books of the Company and is transferable only by surrender thereof at the office of the Company designated for notices in accordance with Section 14.7 of the Agreement duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. By its acceptance hereof, the holder of this Note agrees that in the absence of the registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), it will offer, sell or otherwise transfer this Note (i) only (A) to the Company, (B) pursuant to any transaction under and meeting the requirements of Rule 144A, as amended from time to time, promulgated under the Securities Act, (C) pursuant to an exemption from registration under the Securities Act in accordance with Rule 144, as amended from time to time, promulgated under the Securities Act or (D) in accordance with any other available exemption from the registration requirements of Section 5 of the Securities Act, and (ii) in accordance with any applicable federal and state securities laws.

        In certain circumstances involving the occurrence of a Change of Control or Asset Sale (each as defined in the Agreement), the Holder hereof shall have the right to require the Company to repurchase this Note in whole or in part in integral multiples of $ 1,000 of the principal, at a purchase price in cash equal to a certain percentage of the Accreted Value hereof, as set forth in Sections 7.4(a) and 7.5(b) of the Agreement, respectively, together with accrued and unpaid interest, if any, to the date of repurchase.

        In case an Event of Default (as defined in the Agreement) shall happen and be continuing, the principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Agreement.

        This Note is subordinate to all Senior Indebtedness (as defined in the Agreement), to the extent and as provided in Article XI of the Agreement.

        The Notes are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after November 1, 2002, as a whole or in part, at the election of the Company, at a Redemption Price in cash equal to 100% of the Accreted Value hereof together in the case of any such redemption with accrued interest, if any, to the Redemption Date.

        Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

        This Note and the Agreement are governed and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflict of laws thereof).

        IN WITNESS THEREOF, ISIS PHARMACEUTICALS, INC. has caused this Note to be dated October 24, 1997 and to be executed on its behalf by its officers thereunto duly authorized in New York, New York.

ISIS PHARMACEUTICALS, INC.

By:___________________________________
     Stanley T. Crooke
     Chairman and Chief Executive Officer


By:___________________________________
     B. Lynne Parshall
     Executive Vice President and
     Chief Financial Officer

                                   BOND POWER

FOR VALUE RECEIVED,__________________________ hereby sells, assigns and transfers unto___________________ one note of the 14% Senior Subordinated Discount Notes due November 1, 2007 of Isis Pharmaceuticals, Inc. in the aggregate principal amount of $______________, for $_______,No. ______________
herewith, standing in the name of Reliance Insurance Company on the books of said Company and do hereby irrevocably constitute and appoint __________________ _________________________________________ attorney to transfer the said note on the books of the within named Company, with full power of substitution in the premises.


Dated:_________ __, ____                ___________________________


Social Security or other                By:_____________________________
identification number of
assignee:__________________________


In presence of

___________________________

                                                                       EXHIBIT B



THIS WARRANT AND THE WARRANT SHARES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT.




No. of Shares:___________________            Warrant No.____________________



                                     WARRANT

                           To Purchase Common Stock of
                           ISIS PHARMACEUTICALS, INC.
                            Expiring November 1, 2004

             THIS WARRANT CERTIFIES THAT, for value received, the registered holder hereof, whose address is
or its registered assigns, is entitled to purchase from ISIS PHARMACEUTICALS, INC., a corporation organized and existing under the laws of Delaware, on or
before 5 P.M., Eastern Time, November 1, 2004,           shares of the Stock (as
hereinafter defined) at the Basic Purchase Price (as hereinafter defined) in lawful money of the United States of America or as provided in Section 6.12 of the Purchase Agreement (as hereinafter defined). The number of shares of the Stock purchasable hereunder and the Basic Purchase Price therefor are subject to adjustment as hereinafter provided in Section 6.

               SECTION 1. DEFINITIONS. For all purposes of this Warrant, the following terms shall have the meanings indicated and such terms shall include the singular as well as the plural:

               "Basic Purchase Price" shall mean the price of $25.00 per share of the Stock, at which price the registered holder hereof may exercise this Warrant prior to any adjustments being made as provided in Section 6.

               "Date of Original Delivery" shall mean the Closing Date as defined in the Purchase Agreement.

               "Dilutive Basis" shall mean, with respect to any issuance or sale of the Stock (or any right or option to acquire the same or any Convertible Securities) by the Company after October 24, 1997, an amount equal to 85% of the Market Price on the date of such issuance or sale.

               "Market Price" shall mean, as of the date of determination, the average of any number of days as determined in good faith by the Board of Directors, provided, however, that such number of days shall be no less than the 10 consecutive Trading Days (as hereinafter defined) nor more than the 60 consecutive Trading Days, in each case, immediately prior to such date, of either: (i) the average of the high and low sales prices of the Stock on such Trading Day on the NYSE, or (ii) if the Stock shall not on such Trading Day then be listed on the NYSE, the average of such high and low sales prices on the principal (determined by highest volume of the Stock during the month immediately preceding the month in which occurs the date as of which Market Price is being determined) national securities exchange (as defined in the Exchange Act) on which the Stock may then be listed, or (iii) if there shall have been no sales on the NYSE or such securities exchange on any such Trading Day, the average of the bid and asked prices on the NYSE or such securities exchange at the end of such Trading Day, or (iv) if the Stock shall not be so listed on any such Trading Day, the average of the representative bid and asked prices at the end of such Trading Day in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or a similar organization if NASDAQ is no longer reporting such information. If none of the foregoing categories (i), (ii), (iii) or (iv) shall be applicable, the term "Market Price" shall mean, as of any date, with respect to any share of the Stock, the greater of the fair market value per share of the Stock, determined in good faith by the Board of Directors based upon an appraisal of an investment banking or appraisal firm acceptable to the Warrantholders, or the net book value per share of the Stock.

               "Public Offering" shall mean the offer and sale of shares of the Stock pursuant to a registration statement filed and made effective pursuant to the Securities Act.

               "Purchase Agreement" shall mean the Purchase Agreement, dated as of October 24, 1997, as the same may be amended and modified from time to time in accordance with the provisions thereof, between the Company and the Purchaser.

               "Purchase Price" shall mean, as of any date, the Basic Purchase Price, as the same has been adjusted from time to time pursuant to the provisions of Section 6.

               "Registrable Securities" shall mean any Warrant Shares. As to any particular Registrable Securities once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act,
(iii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

               "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Section 5, including, without limitation,
(i) all Commission and stock exchange or National Association of Securities Dealers, Inc. registration, filing fees and listing expenses, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of any Warrant Shares), (iii) all printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and disbursements of counsel retained in connection with such registration by the holders of a majority (by number of shares) of the Warrant Shares being registered, and (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, including the fees and expenses of any special experts retained in connection with the requested registration.

               "Stock" shall mean and include the Company's authorized common stock, $.001 par value per share, as constituted at October 24, 1997, and shall also include any class of the capital stock of the Company hereafter authorized which shall neither (i) be limited to a fixed sum or a percentage of par value in respect of the rights of the holders thereof to receive dividends and to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, nor (ii) be subject at any time to redemption by the Company, provided, however, that except as provided in Section 6G, the Stock receivable upon exercise of any Warrant shall include only shares of the capital stock of the Company designated as common stock on October 24, 1997, or shares of any class or classes of the capital stock of the Company resulting from any reclassification or reclassifications of such common stock which are not limited to any such fixed sum or percentage of par value and which are not subject to any such redemption.

               "Transfer" as used in Section 5, shall include any disposition of any Warrants or Warrant Shares, or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

               "Warrantholders" shall mean, as of any date, the then registered holders of the Warrants and the then registered holders of the Warrant Shares.

               "Warrants" shall mean all Warrants of the Company (including this Warrant) described in Section 1.1 of the Purchase Agreement, whether issued or issuable, which are identical as to terms and conditions, except as to the names and addresses of the Warrantholders thereunder and the number of shares of the Stock for which they may be exercised, and which evidence the right to purchase an aggregate of not in excess of 500,000 shares of the Stock (prior to making any adjustments of the character provided in Section 6), including all amendments thereto, and together with all Warrants issued in exchange, transfer or replacement of any thereof.

               "Warrant Shares" shall mean all shares of the Stock purchased or purchasable by the registered holders of the Warrants upon the exercise thereof pursuant to Section 4 thereof.

               All terms used in this Warrant which are not defined in this
Section 1 have the meanings respectively set forth therefor in the Purchase Agreement or elsewhere in this Warrant.

               SECTION 2. OWNERSHIP OF THIS WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof, notwithstanding any notations of ownership or writing hereon made by anyone other than the Company, for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in Section 3. The Company shall maintain, at its office in Carlsbad, California, a register for the Warrants, in which the Company shall record the name and address of the person in whose name each Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within 5 Business Days after any Warrantholder shall by notice request the same, the Company will deliver to such Warrantholder a certificate, signed by one of its officers, listing the names and address of every other Warrantholder, as such information appears in said register and in the stock



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
transfer books of the Company at the close of business on the day before such certificate is signed.

               SECTION 3. EXCHANGE, TRANSFER AND REPLACEMENT. This Warrant is exchangeable, upon the surrender hereof by the registered holder to the Company at its office or agency provided for in Section 2, for new Warrants of like tenor, representing in the aggregate the right to purchase the number of shares of the Stock purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares of the Stock as shall be designated by said registered holder at the time of such surrender. This Warrant and all rights hereunder are transferable, in whole or in part, in compliance with applicable law and only upon the register provided for in Section 2, by the registered holder hereof in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant with the Assignment Form attached hereto duly completed, at said office or agency of the Company. Upon receipt by the Company at its office or agency provided for in Section 2 of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender thereof this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor in replacement of this Warrant; provided, that, if an institutional investor having assets in excess of $ 100 million (as disclosed in its last published financial statement) shall be said registered holder, an agreement of indemnity by it shall be sufficient for all purposes of this Section 3. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 3.

               SECTION 4. EXERCISE OF THIS WARRANT. A. Procedure for Exercise. In order to exercise this Warrant in whole or in part, the registered holder hereof shall complete the Subscription Form attached hereto, and deliver this Warrant to the Company together with cash in an amount equal to the aggregate Purchase Price of the shares of the Stock then being purchased, at its office or agency provided for in Section 2. The exercise of this Warrant shall be deemed to have been effected and the Purchase Price and the number of shares of the Stock issuable in connection with such exercise shall be determined as of the close of business on the Business Day prior to the date on which the last to be delivered of such completed Subscription Form and all other items required to be delivered in connection with such exercise by the registered holder hereof pursuant to Section 5 shall have been delivered at such office or agency. Upon receipt of such Subscription Form and other items, the Company shall, as promptly as practicable, and in any event within 5 days thereafter, execute or cause to be executed and deliver to said holder a certificate or certificates representing the aggregate number of


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
shares of the Stock specified in such Subscription Form. Each stock certificate so delivered shall be in such authorized denomination as may be requested by the registered holder hereof and shall be registered in the name of said holder or such other name as shall be designated by said holder, and, to the extent permitted by law, the person in whose name any such stock certificate shall be issuable upon such exercise shall be deemed to have become the holder of record of the shares represented thereby as of the time when the exercise of this Warrant with respect to such shares shall be deemed to have been effected. If this Warrant shall have been exercised only in part, the Company shall, at its expense at the time of delivery of said stock certificate or certificates, deliver to said holder a new Warrant evidencing the rights of said holder to purchase the remaining shares of the Stock covered by this Warrant. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this
Section 4, except that, in case such stock certificates shall be registered in a name or names other than the name of the registered holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates shall be paid by the registered holder hereof to the Company at the time of delivery of such stock certificates to the Company as mentioned above.

               B. Transfer Restriction Legend. Each certificate representing Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend (and any additional legend required by any securities exchange on which the Warrant Shares may at the time be listed) on the face thereof:

                  "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and the transfer of said securities is subject to the restrictions set forth in such Act, and no transfer of said securities shall be valid or effective unless and until the terms and conditions of such Act shall have been complied with."

Any certificate issued at any time upon transfer of, or in exchange for or replacement of, any certificate bearing such legend (except a new certificate issued upon completion of a public distribution of the securities represented thereby pursuant to a registration under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the registered holder thereof, addressed and delivered to the Company and such holder, which shall be reasonably acceptable to the Company, the securities represented thereby need no longer be subject to the restrictions contained in the Securities Act.

               C. Acknowledgment of Continuing Obligation. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon the reasonable request of the registered holder hereof but at the expense of the Company, acknowledge in writing its continuing obligation to said holder in respect of any rights (including, without limitation, any right to obtain registration under the Securities Act of the shares of the Stock issued upon such exercise) to which said holder shall continue to be entitled after such exercise in accordance with this Warrant, provided that the failure of said holder to make any such request shall not affect the continuing obligation of the Company to said holder in respect of such rights.

               D. Character of Warrant Shares. All shares of the Stock issuable upon the exercise of this Warrant shall, when issued, be duly authorized, validly issued, fully paid and nonassessable.

               SECTION 5. RESTRICTIONS ON TRANSFER. A. Restrictions in General. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be transferable and the related Warrant Shares shall not be transferable except upon the conditions specified in this Section 5, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act in respect of the transfer of this Warrant or transfer of such Warrant Shares. The registered holder of this Warrant agrees that it will not (i) transfer this Warrant prior to delivery to the Company of the opinion of the counsel referred to in, and to the effect described in, clause (1) of Section 5B, or (ii) transfer such Warrant Shares prior to delivery to the Company of the opinion of the counsel referred to in, and to the effect described in, clause (1) of Section 5B, or until registration of such Warrant Shares under the Securities Act has become effective. The registered holder of this Warrant agrees that such opinion of counsel must be reasonably satisfactory to the Company.

               B. Statement of Intention to Transfer: Opinion of Counsel. The registered holder of this Warrant, by its acceptance hereof, agrees that prior to any transfer of this Warrant or any transfer of the related Warrant Shares, said holder will deliver a statement to the Company setting forth the intention of said holder's prospective transferee with respect to its retention or disposition of this Warrant or of said Warrant Shares (whichever is involved in such transfer), together with a signed copy of the opinion of said holder's counsel reasonably satisfactory to the Company as to the necessity or non-necessity for registration under the Securities Act in connection with such transfer.

                      (1) If, in the opinion of said holder's counsel, the proposed transfer of this Warrant or the proposed transfer of such Warrant Shares may be effected without registration under the Securities Act of this Warrant or such Warrant Shares, as the case may be, then the registered holder of this Warrant shall be entitled to transfer this Warrant or to transfer such Warrant Shares in accordance with the intended method of disposition specified in the statement delivered by said holder to the Company.

                      (2) Notwithstanding the foregoing provisions of this
Section 5B, no opinion of any counsel need be furnished (x) in the event of any proposed transfer of this Warrant to an institutional investor who is an "accredited investor" as defined in Regulation D promulgated under the Securities Act and which transfer is otherwise exempt from the registration requirements of the Securities Act or (y) in the event of any proposed transfer of Warrant Shares in connection with a registration under the Securities Act.

               C. Registration Requested by Warrantholders.

                      (1) At any time and from time to time after the date hereof, the Warrantholders shall have the right to request the Company to effect the registration under the Securities Act of all or part of such Warrantholders' Registrable Securities. Upon receipt by the Company of any such request, the Company shall promptly give notice of such proposed registration to all Warrantholders and thereupon shall, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

                (i) all Registrable Securities which the Company has been
            requested to register pursuant to clause (1) of this Section 5C; and

                (ii) all other Registrable Securities which Warrantholders have, within 20 days after the Company has given such notice, requested the Company to register;

all to the extent requisite to permit the sale or other disposition by the Warrantholders of the Registrable Securities so to be registered.

                      (2) If the managing underwriter of the public offering to be effected pursuant to a registration statement filed pursuant to clause (1) of this Section 5C of any Warrant shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering:

                (i) first, Registrable Securities requested to be included in such registration by the Warrantholders pursuant to clauses (i) and
            (ii) of Section 5C(l), pro rata among such holders on the basis of the number of Registrable Securities requested to be included by each; and

                (ii) second, other securities of the Company proposed to be included in such registration, in accordance with the priorities, if any, then existing among the Company and the holders of such other securities.

                      (3) The Warrantholders requesting inclusion in a registration statement under this Section 5C and Section 5C of the other Warrants may withdraw from any requested registration pursuant to this Section 5C and Section 5C of the other Warrants by giving written notice to the Company prior to the filing date of such registration statement; provided, however, that for a period of three months after such withdrawal, such Warrantholders may not request any registration pursuant to this Section 5C and Section 5C or the other Warrants.

                      (4) The Company shall not be required to effect more than a total of three effective registrations under this Section 5C.

                      (5) The Company shall not be required to effect a registration pursuant to this Section 5C unless the offering includes Registrable Securities having a Fair Market Value of at least $4 million in the aggregate.

                      (6) The Company shall not be required to effect any registration within twelve months of the effective date of any other registration under this Section 5C.

               D. "Piggyback" Registrations. If the Company at any time proposes to register any of its securities under the Securities Act (other than pursuant to Section 5C of any Warrant) on a registration statement on Form S-1, S-2 or S-3 or on any other form upon which may be registered securities similar to the Registrable Securities for sale to the general public except Form S-4 and Form S-8, the Company will at each such time give prompt notice to all Warrantholders of its intention to do so setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than 30 days from the date of such notice, and advising each such Warrantholder of its right to have Registrable Securities included therein. Upon the written request of any Warrantholder given to the Company not less than 5 days prior to the proposed filing date of such registration statement set forth in such the Company' notice, the Company will use its best efforts to cause each of the Registrable Securities which the Company has been requested to register by such Warrant holder to be registered under the Securities Act. If the securities to be so registered for sale include securities to be sold for the account of the Company and to be distributed by or through a firm of underwriters of recognized standing under underwriting terms appropriate for such transaction, then the Registrable Securities shall also be included in such underwriting, provided that if, in the reasonable written opinion of the managing underwriter or underwriters, the total amount of such securities to be so registered, when added to such Registrable Securities, will exceed the maximum amount of the Company' securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering securities determined as follows:

               (1) if such registration as initially proposed by the Company was solely a primary registration of its securities:

                (i) first, the securities proposed by the Company to be sold for its own account,

                (ii) second, any Registrable Securities requested to be included in such registration pro rata among the holders of such Registrable Securities and the holders of such other shares of the Stock on the basis of the number of Registrable Securities and other shares of the Stock requested to be included by each such holder, and

                (iii) third, any other securities of the Company proposed to be included in such registration statement in accordance with the provisions, if any, then existing among the holders of such securities, and

               (2) if such registration as initially proposed by the Company was in whole or in part requested by holders of securities of the Company, other than holders of Registrable Securities, pursuant to demand registration rights,

                (i) first, such securities held by the holders initiating such registration, pro rata among the holders thereof, on the basis agreed upon by such holders and the Company,

                (ii) second, Registrable Securities requested to be included in such registration pro rata among the holders of such Registrable Securities and the holders of such other shares of the Stock on the basis of the number of Registrable Securities and other shares of the Stock requested to be included by each such holder, and

                (iii) third, any securities of the Company proposed to be
            included in such registration statement in accordance with the priorities, if any, then existing among the holders of such securities.

Each Warrantholder for the account of which any Registrable Securities shall be included in such underwriting shall agree not to sell any other Registrable Securities then held by such Warrantholder until 120 days after the effective date of such registration statement, except that such Warrantholder may sell such other Registrable Securities in private transactions within such period to transferees who agree not to sell such securities within the remainder of such 120-day period. Any registration of Registrable Securities pursuant to this Section 5D shall have no effect on any registration pursuant to Section 5C.

               E. The Company Obligations in Registration. If and whenever the Company is obligated by the provisions of this Section 5 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, as expeditiously as possible the Company will:

                      (1) prepare and file with the Commission, as expeditiously as possible within 60 days after the initial request from Warrantholders to register such Registrable Securities, a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within 120 days after such initial request and to remain effective; provided, however, that the Company shall not be required to keep such registration statement effective, or to prepare and file any amendments or supplements thereto, later than 5 P.M., Eastern Time, on the last business day of the sixth month following the date on which such registration statement becomes effective under the Securities Act or such longer period during which the Commission requires that such registration statement be kept effective with respect to any of the Registrable Securities so registered;

                      (2) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement whenever the holders for whom such Registrable Securities are registered or are to be registered shall desire to dispose of the same, subject, however, to the proviso contained in the immediately preceding clause (1);

                      (3) furnish each holder for whom such Registrable Securities are registered or are to be registered such numbers of copies of each registration statement and printed prospectus, including a preliminary prospectus and any amendments or supplements thereto, in conformity with the requirements of the Securities Act, and such other documents and information as such seller may reasonably request in order to facilitate the disposition of such Registrable Securities;

                      (4) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue Sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of such Registrable Securities guaranteed by such seller except that the Company shall not for any purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (4) be obligated to be so qualified,
(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction unless the Company is already subject to general service of process in such jurisdiction;

                      (5) furnish to the holders for whom such Registrable Securities are registered or are to be registered at the time of the disposition of such Registrable Securities by such holders a signed copy of an opinion of counsel for the Company acceptable to such holders as to such matters as such holders may request and substantially to the effect that, a registration statement covering such Registrable Securities has been filed with the Commission under the Securities Act and has been made effective by order of the Commission; said registration statement and the prospectus contained therein comply as to form in all material respects with the requirements of the Securities Act and, based upon such investigation and inquiry as said counsel deems necessary or appropriate, nothing has come to said counsel's attention which would cause it to believe that either said registration statement or said prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of said prospectus, in the light of the circumstances under which they were made) not misleading; said counsel knows of no legal or governmental proceedings required to be described in said prospectus which are not described as required, or of any contract or documents of a character required to be described in said registration statement or said prospectus or to be filed as an exhibit to said registration statement or to be incorporated by reference therein which is not described and filed as required; no stop order has been issued by the Commission suspending the effectiveness of such registration statement and that, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or contemplated; and the applicable provisions of the securities or blue sky laws of each state in which the Company shall be required, pursuant to clause (4) of this Section 5E, to register or qualify such Registrable Securities, have been complied with, assuming the accuracy and completeness of the information furnished to such counsel with respect to each filing relating to such laws; it being understood that said counsel may rely, as to all factual matters and financial data treated therein, on certificates of the Company (copies of which shall be delivered to such holders), and as to all questions of the laws of each state in which the Company shall be so required to register or qualify such Registrable Securities, on the opinion of counsel from such state reasonably acceptable to such holders, copies of which shall be delivered to such holders;

                      (6) immediately notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                      (7) advise each holder of Registrable Securities covered by such registration statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose; and use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the seller of Registrable Securities covered by such Registration Statement, earnings statements satisfying the provisions of Section 11 (a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such period is a fiscal year) (a) commencing at the end of any fiscal quarter in which Securities are sold to underwriters in an underwritten offering, or (b) if not sold to underwriters in such an offering, beginning with the first day of the month of the Company's first fiscal quarter commencing after the effective date of a registration statement;

                      (8) permit any holder holding Registrable Securities covered by such registration statement or prospectus to withdraw their Registrable Securities from such registration statement or prospectus if such seller has informed the Company that it believes that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof,

                      (9) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as holders of a majority in the aggregate face amount of the Registrable Securities being sold or the underwriters retained by such sellers, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary opinions and indemnification;

                      (10) make available for inspection by any holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' directors, officers and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement. Holders of Registrable Securities agree that Records and other information which the Company determines in good faith to be confidential, and of which determination the Inspectors and holders are so notified, shall not be disclosed by the Inspectors or the holders unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or (b) the release of such Records is required pursuant to a subpoena or court order. Holders of Registrable Securities agree that they will, upon learning that disclosure of the Records is being sought in a court of competent jurisdiction or by a government agency, give prompt notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (11) if requested by the managing underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority in the aggregate face amount of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities including, without limitation, information with respect to the securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (12) list such Registrable Securities on any securities exchange on which the Company's Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

                  (13) obtain a CUSIP number for all Registrable Securities (unless already obtained) not later than the Effective Date.

            C. Payment of Registration Expenses. The Company shall pay all Registration Expenses in connection with each registration pursuant to this
Section 5.

            D. Information from Holders. Notices and requests delivered by holders of Registrable Securities to the Company pursuant to this Section 5 shall contain such information regarding the Registrable Securities to be so registered and the intended method of disposition thereof as shall reasonably be required in connection with the action to be taken.

            E.    Indemnification.

                  (1) Indemnification by the Company. In the event of any registration under the Securities Act of any Registrable Securities pursuant to this Section 5, the Company hereby agrees to indemnify and hold harmless each holder disposing of such Registrable Securities, its respective agents, directors and officers, each other person, if any, who controls (within the meaning of the Securities Act) such holder and each other person (including underwriters) who participates in the offering of such Registrable Securities, against any losses, claims, damages or liabilities, to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, on the effective date thereof, under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement to any preliminary prospectus or final prospectus (if used during the period the Company is required to keep such registration statement current in any such case), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the, statements therein not misleading, and will reimburse such holder, such agents, directors and officers and each such controlling person or participating person (including underwriters) for any legal or any other expenses reasonably incurred by such holder, such agents, directors and officers or such controlling person or participating person (including underwriters) in connection with investigating or defending any such loss, claim, damage, liability or proceeding, provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder or such controlling or participating person (including underwriters), as the case may be, specifically for use in the preparation of such registration statement; and provided, further, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the Company will not be liable to any holder to the extent that any loss, claim, damage, liability or expense results from the fact that a current copy of the final prospectus was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such holder to provide such Person with a current copy of the final prospectus and such current copy of the final prospectus was provided to such holder and would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company agrees to provide for contributions relating to such indemnification as shall be reasonably requested by any holder disposing of any Registrable Securities or by any such underwriter.

                  (2) Indemnification by Holders. Each such holder of Registrable Securities agrees to indemnify and hold harmless the Company, its respective agents, directors and officers, each other person, if any, who controls (within the meaning of the Security Act) the Company and each other person (including underwriters) who participate in the offering of such Registrable Securities, against all losses, claims, damages and liabilities to which the Company, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of any material fact contained in any such registration statement, on the effective date thereof, under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement to any preliminary prospectus or final prospectus (if used during the period the Company is required to keep such registration statement current in any such case), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that any such loss, claim, damage or liability arises out of or is based upon any such statement or omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder or such underwriter, as the case may be, and specifically stated to be for use in the preparation of such registration statement.

                  (3) Notices of Claims, Etc. Each indemnified party, promptly but not later than 30 days after its receipt of notice of the commencement of any action against it in respect of which indemnity may be sought from any indemnifying party or pursuant to this Section 5H, shall notify such indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify such indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and such indemnified party may participate in such defense at such party's expense, and provided, further that the failure of any such indemnified party to give notice as provided herein shall not relieve such indemnifying party of its obligations under this Section 5E unless such failure to give notice shall materially adversely affect such indemnifying party in the defense of any such claim or any such litigation. With respect to any claim or litigation being conducted by such indemnifying party, no indemnified party shall, except with the consent of such indemnifying party, consent to entry of any judgment or enter into any settlement of any claim as to which indemnity may be sought. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (4) Contribution. To the extent that the undertaking to indemnity, pay and hold harmless set forth in paragraphs (1) and (2) of Section 5(E) may be unenforceable because it is violative of any law or public policy, each party that would have been required to provide the indemnity shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by each party entitled to indemnification under this Section 5(E); provided that in no event shall a holder of Registrable Securities be required to contribute an amount greater than the dollar amount of net proceeds received by such holder with respect to the sale of any Registrable Securities.

            F. Exchange of Certificates. As soon as possible after the effectiveness of any registration statement under the Securities Act pursuant to this Section 5, the Company will deliver to the holder of any Warrant Shares so registered, upon demand of such holder and its delivery to the Company of a certificate or certificates representing such Warrant Shares bearing the legend set forth in Section 4B, a new certificate or certificates representing such Warrant Shares but not bearing such legend.

            G. Obligations of the Holders. Each holder of Registrable Securities agrees:

                  (1) that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5E(6), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5E(6) and, if so directed by the Company, will use its best efforts to deliver to the Company (at the Company expense) all copies, other than permanent file copies, then in such Warrantholder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice, and

                  (2) that it will immediately notify the Company at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such holder to the Company in writing specifically for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

            H. Underwritten Registration. If any of the Registrable Securities covered by a registration pursuant to this Section 5 are to be sold in an underwritten offering, the investment banker or investment bankers and manager, or managers that will administer the offering will be selected by the holders of a majority in aggregate principal amount of such Registrable Securities included in such offering. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

            SECTION 6. ANTI-DILUTION PROVISIONS. A. Adjustment of Purchase Price and Number of Warrant Shares. The Purchase Price shall be subject to adjustment from time to time as hereinafter in this Section 6 provided. Upon each adjustment of the Purchase Price, except pursuant to Section 6G, the registered holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares of the Stock (calculated to the nearest whole share) obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of the Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

            B. Purchase Price Adjustment Formulas. If and whenever after October 24, 1997, the Company shall issue or sell any shares of the Stock for a consideration per share which is less than the then effective Dilutive Basis at the time of such issue or sale, then in each such case (except when a different method of adjusting the Purchase Price is provided in Section 6D, 6E or 6F), the Purchase Price shall be forthwith changed (but only, except as otherwise provided in Section 6C(3), if a reduction would result) to the lower of the prices (calculated to the nearest cent) determined as follows:

                  (1) by dividing (i) an amount equal to the sum of (a) the number of shares of the Stock outstanding and deemed (in accordance with Section
6C) to be outstanding immediately prior to such issue or sale, multiplied by the then effective Purchase Price, plus (b) the total consideration, if any, received and deemed (in accordance with Section 6C) received by the Company upon such issue or sale, by (ii) the total number of shares of the Stock outstanding and deemed (in accordance with Section 6C) outstanding immediately after such issue or sale; and

                  (2) by multiplying the Purchase Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be (i) the sum of (a) the number of shares of the Stock outstanding and deemed (in accordance with Section 6C) to be outstanding immediately prior to such issue or sale, multiplied by the Dilutive Basis immediately prior to such issue or sale, plus (b) the total consideration, if any, received and deemed (in accordance with Section 6C) received by the Company upon such issue or sale, divided by (ii) the total number of shares of Stock outstanding and deemed (in accordance with Section 6C) to be outstanding immediately after such issue or sale, and the denominator of which shall be the Dilutive Basis immediately prior to such issue or sale.

            No adjustment of the Purchase Price, however, shall be made (i) in an amount less than one cent per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any subsequent adjustments so carried forward shall amount to one cent per share or more, (ii) in the event that such issuance or sale of Stock or Convertible Securities (as hereinafter defined) or rights or options to subscribe for or to purchase Stock or Convertible Securities is effected pursuant to a firm commitment underwriting, the aggregate gross proceeds of which are at least $10 million, (iii) in the event that such issuance or sale of Stock (or the grant by the Company of any rights or options to subscribe for or to purchase Stock) is to an officer, director or employee of, or consultant to, the Company pursuant to a stock option plan or stock purchase plan duly approved by the stockholders of the Company, or (iv) upon the exercise of the Company's outstanding Class A Warrants issued by the Company in 1993 to purchase 449,123 shares of its common stock.

            C. Constructive Issuances of the Stock: Convertible Securities, Rights and Options. For purposes of Section 6B, the following provisions shall also be applicable:

                  (1) In case at any time the Company shall in any manner grant any rights or options to subscribe for or to purchase the Stock or any stock or securities convertible into or exchangeable for shares of the Stock (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which the Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which related to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of the Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Dilutive Basis in effect as of the time of granting such rights or options, then the total maximum number of shares of the Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (on and after the date of the granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in clause (3) below, no further adjustments of the Purchase Price shall be made upon the actual issue of shares of the Stock or Convertible Securities upon exercise of such rights or options or upon the actual issue of shares of the Stock upon conversion or exchange of such Convertible Securities.

                  (2) In case at any time the Company shall in any manner issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which the Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of the Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Dilutive Basis in effect as of the time of such issue or sale, then the total maximum number of shares of the Stock issuable upon conversion or exchange of all such Convertible Securities shall (on and after the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided, that, except as otherwise specified in clause (3) below,
(a) no further adjustments of the Purchase Price shall be made upon the actual issue of the Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase of any option to purchase any such Convertible Securities for which adjustments of the Purchase Price have been or are to be made pursuant to other provisions of this Section 6C, no further adjustment of the Purchase Price shall be made by reason of such issue or sale.

                  (3) If the exercise price provided for in any right or option referred to in clause (1) of this Section 6C, or the rate at which any Convertible Securities referred to in clauses (1) and (2) of this Section 6C are convertible into or exchangeable for the Stock, shall change or a different exercise price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution) then, upon such change becoming effective, the Purchase Price then in effect hereunder shall forthwith be increased or decreased to such Purchase Price as would have obtained had the adjustments made and required to be made under this Section 6C upon the issuance of such rights or options or Convertible Securities been made upon the basis of (and the total consideration received therefor) (i) the issuance of the number of shares of the Stock theretofor actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, (ii) the issuance of all of the Stock and all other rights, options and Convertible Securities issued after the issuance of such rights, options or Convertible Securities, and (iii) the original issuance at the time of such change of any such options, rights and Convertible Securities then still outstanding. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased or decreased to such Purchase Price as would have obtained (a) had the adjustments made upon the issuance of such rights or options or such Convertible Securities been made upon the basis of the issuance of only the number of shares of the Stock theretofor actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities and (b) had adjustments been made on the basis of the Purchase Price as adjusted under the immediately preceding clause (a) for all issues or sales of the Stock or rights, options or Convertible Securities made after the issuance of such rights or options or such Convertible Securities. If the exercise price provided for in any right or option referred to in clause (1) of this Section 6C, or the rate at which any Convertible Securities referred to in clauses (1) and (2) of this Section 6C are convertible into or exchangeable for shares of the Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in the case of the delivery of shares of the Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be decreased to such Purchase Price as would have obtained had the adjustments made upon issuance of such right or option or such Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of the Stock delivered as aforesaid.

                  (4) In case at any time any shares of the Stock or Convertible Securities or any rights or options to purchase any shares of the Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts or, in the case of a private placement thereof, reasonable finders' fees or brokerage commissions paid or allowed by the Company in connection therewith. In case any shares of the Stock or Convertible Securities or any rights or options to purchase any shares of the Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of the Stock or Convertible Securities or any rights or options to purchase any shares of the Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the Fair Market Value as determined by the Board of Directors of the Company of such portion of the assets of such merged corporation as such Board shall determine to be attributable to such shares of the Stock, Convertible Securities, rights or options, as the case may be.

                  (5) In case at any time the Company shall take a record of the holders of the Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of the Stock or in Convertible Securities, or (ii) to subscribe for or purchase shares of the Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of the Stock deemed to have been issued or sold upon the declaration of such dividend or of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            No adjustment in the Purchase Price, however, shall be made (i) in the event that such issuance or sale of Stock or Convertible Securities or rights or options to subscribe for or to purchase Stock or Convertible Securities is effected pursuant to a firm commitment underwriting, the aggregate gross proceeds of which are at least $10 million, (ii) in the event that such issuance or sale of Stock (or the grant by the Company of any rights or options to subscribe for or to purchase Stock) is to an officer, director or employee of, or consultant to, the Company pursuant to a stock option plan or stock purchase plan duly approved by the stockholders of the Company, or (iv) upon the exercise of the Company's outstanding Class A Warrants issued by the Company in 1993 to purchase 449,123 shares of its common stock.

            D. Stock Dividends. In case at any time the Company shall declare a dividend or any other distribution upon the Stock of the Company which is payable in shares of the Stock, then the Purchase Price in effect immediately prior to the declaration of such dividend or distribution shall be reduced to the quotient obtained by dividing (i) the product of (a) the number of shares of the Stock outstanding and deemed (in accordance with Section 6C) to be outstanding immediately prior to such declaration, multiplied by (b) the then effective Purchase Price, by (ii) the total number of shares of the Stock outstanding and deemed (in accordance with Section 6C) to be outstanding immediately after such declaration.

            E. Extraordinary Dividends and Distributions. In case at any time the Company shall declare a dividend or any other distribution upon the Stock payable otherwise than out of current earnings, retained earnings or earned surplus and otherwise than in shares of the Stock or Convertible Securities, the Purchase Price in effect immediately prior to such declaration shall be reduced by an amount equal, in the case of a dividend or distribution in cash, to the amount thereof payable per share of the Stock or, in the case of any other dividend or distribution, to the Fair Market Value thereof per share of the Stock at the time such dividend or distribution was declared, as determined by the Board of Directors of the Company. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings, retained earnings or earned surplus only to the extent that such current earnings, retained earnings or earned surplus are charged an amount equal to the Fair Market Value of such dividend or distribution at the time of the declaration thereof, as determined by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purposes of such dividend or distribution, or, if a record is not taken, the date as of which the holders of record of the Stock entitled to such dividend or distribution are to be determined.

            F. Stock Splits and Reverse Splits. In case at any time the Company shall subdivide its outstanding shares of the Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine the outstanding shares of the Stock into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

            G. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, Etc. If at any time the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company, assets or a recapitalization of the Stock) in which the previously outstanding shares of the Stock shall be changed into and exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the "Transaction"; the Company (in the case of a recapitalization of the Stock) or such other corporation being hereinafter referred to as the "Acquiring Company"; and the common stock of the Acquiring Company being hereinafter referred to as the "Acquirer's Stock"), then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and the terms and in the manner provided in this Section 6G, each holder of any Warrants, upon the exercise of such Warrants at any time after the consummation of the Transaction, shall be entitled to receive, in lieu of the shares of the Stock issuable upon such exercise prior to such consummation, at the election of such holder given by notice to the Company on or before the later of (i) the day on which the holders of the Stock approve the Transaction, or (ii) the thirtieth day following the date of delivery or mailing to such holder of the last proxy statement relating to the vote on the Transaction by the holders of the Stock:

                  (1) the stock and other securities, cash and property to which such holder would have been entitled upon the consummation of the Transaction if such holder had exercised such Warrants immediately prior thereto (subject to adjustments from and after the date of the consummation of the Transaction (the "Consummation Date") as nearly equivalent as possible to the adjustments provided for in Sections 6A and 6B and this Section 6G); or

                  (2) Except with respect to a Transaction in which the previously outstanding shares of the Stock shall be exchangeable for cash only, if the Acquiring Company meets the requirements set forth in this Section 6G, the number of shares of the Acquirer's Stock or, if the Acquiring Company fails to meet, but a Parent (as defined in this Section 6G) does meet, such requirements, the number of shares of such Parent's common stock (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in Section 6A and 6B and this Section
6G), determined by dividing (i) the product obtained by multiplying (a) the number of shares of the Stock to which the holder of such Warrants would have been entitled had such holder exercised such Warrant immediately prior to the consummation of the Transaction, times (b) the greater of the Purchase Price or the Acquisition Price (as defined in this Section 6G) in effect on the date immediately preceding the Consummation Date, by (ii) the Market Value of the Acquirer's Stock on the date immediately preceding the Consummation bate.

For the purposes of this Section 6G: the term "Market Value" shall mean, for any share of common stock on any date specified herein, the last sale price on such date, or, if no sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the NYSE or, if not so reported, on the principal national securities exchange on which such stock is listed or it not listed or admitted to trading, the average of the closing bid and asked prices of such stock in the over-the-counter market as reported by NASDAQ or a similar organization; and the term "Acquisition Price" shall mean the consideration per share to be paid for or received by the holders of the previously outstanding shares of the Stock in accordance with the terms of the Transaction, determined (x) in the case where the holders of the previously outstanding Stock received solely shares of the Acquirer's Stock in the Transaction, by multiplying the Market Value of the Acquirer's Stock as of the date immediately preceding the Consummation Date by a fraction the numerator of which shall be the aggregate number of shares of the Acquirer's Stock to be received in the Transaction in exchange for all of the previously outstanding shares of the Stock and the denominator of which shall be the aggregate number of such previously outstanding shares of the Stock, and (y) in any other case, by dividing the aggregate fair market value (using Market Value for any shares of the Acquirer's Stock), as of the date immediately preceding the Consummation Date, of the aggregate consideration to be received by the holders of such previously outstanding shares of Stock by the number of shares of such previously outstanding Stock. The requirements referred to in clause (2) of this
Section 6G with reference to the Acquiring Company or to a corporation (herein referred to as a "Parent") which directly or indirectly controls the Acquiring Company are as follows: (aa) its common stock is listed on the NYSE or a principal national securities exchange or bid and asked prices are reported with respect thereto by NASDAQ or a similar organization and such common stock continues to meet such requirements for listing thereon, (bb) it is required to file, and in each of its three fiscal years immediately preceding the Consummation Date has filed, reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and (cc) in the case of a Parent, such Parent is required to include the Acquiring Company in the consolidated financial statements contained in the Parent's Annual Report on Form 10-K and is not itself included in the consolidated financial statements of any other person (other than its consolidated subsidiaries). Notwithstanding anything contained in the Warrants to the contrary, the Company shall not effect any Transaction unless prior to or simultaneously with the consummation of such Transaction the survivor or successor corporation (if other than the Company) resulting from such Transaction shall (xx) assume by written instrument executed and delivered to each Warrantholder, the obligation to deliver to such Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrantholder may be entitled to receive, and containing the express assumption of such successor corporation of the due and punctual performance and observance of every provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder, and (yy) deliver to the Warrantholders an opinion of counsel, in form and substance reasonably satisfactory to the Warrantholders, to the effect that such written instrument has been duly authorized, executed and delivered by such successor corporation and constitutes a legal, valid and binding instrument enforceable (subject to applicable bankruptcy and other similar laws affecting the enforcement, of creditors, rights generally) against such successor corporation in accordance with its terms, and to such further effects as the Warrantholders may reasonably request.

            H. Exceptions to Adjustment of Purchase Price. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Purchase Price in the case of the issuance of the Warrants or the issuance of shares of the Stock upon exercise of the Warrants or any adjustment of the exercise price with respect thereto.

            I. Treasury Shares. The number of shares of the Stock outstanding at any time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of the Stock for the purposes of this Section 6.

            J. Officers' Certificate. Upon each adjustment of the Purchase Price and upon each change in the number of shares of the Stock issuable upon the exercise of this Warrant, and in the event of any change in the rights of the holder of this Warrant by reason of other events herein set forth, then and in each such case, the Company will promptly mail to the registered holder of this Warrant an Officers' Certificate stating the adjusted Purchase Price and the new number of shares so issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            K. Company to Prevent Dilution. In case at any time or from time to time conditions arise by reason of action taken by the Company, which in the opinion of its Board of Directors, are not adequately covered by the provisions of this Section 6, and which might materially and adversely affect the exercise rights of the registered holders of Warrants, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 6, necessary with respect to the Purchase Price, so as to preserve, without dilution, the exercise rights of the registered holders of the Warrants. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

            SECTION 7. OPTIONAL REDUCTION OF THE PURCHASE PRICE. The Company shall have the right, at any time or from time to time, at its election, to reduce pro rata, the Purchase Price then in effect under all the Warrants then outstanding for such period or periods of time as the Board of Directors of the Company may determine. In each such case, the Company shall deliver to all Warrantholders a certificate of an officer of the Company stating (i) the election of the Company to reduce the Purchase Price in accordance with this
Section 7, specifying the Purchase Price so reduced, (ii) that such election is irrevocable during the period below referred to, and (iii) the period in which such reduced Purchase Price shall be in effect, which period shall commence not less than 30 days after such certificate is delivered to the Warrantholders. Failure to receive such certificate, or any defect therein, shall not affect the validity of the reduction of the Purchase Price during such period. No reduction of the Purchase Price pursuant to the provisions of this Section 7 shall be deemed for the purposes of
Section 6 to alter or adjust the Purchase Price or to increase the number of shares then purchasable upon the exercise of the Warrants.

            SECTION 8. SPECIAL AGREEMENTS OF THE COMPANY. The Company covenants and agrees that:

            A. Will Reserve Shares. The Company will authorize, reserve and set apart and have available for issuance at all times, free from preemptive rights, including, without limitation, rights derived from rights offerings, that number of shares of the Stock which is deliverable upon the exercise of the Warrants, and the Company will have at all times any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all its obligations hereunder.

            B. Will Avoid Certain Actions. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all such action as may be necessary or appropriate in order to protect the rights of the registered holders of this Warrant against dilution or other impairment, and in particular, will not permit the par value, if any, of any share of the Stock, to be or become greater than the then effective Purchase Price.

            C. Will Secure Government Approvals. If any shares of the Stock required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible use its best effort to cause such shares to be duly registered or approved, as the case may be.

            D. Will List on Securities Exchange and NASDAQ. At any time when any of the Stock is registered under the Exchange Act, the Company will, at its expense, obtain and maintain the approval for listing in any national securities exchange (as defined in the Exchange Act) or NASDAQ upon official notice of issuance of any shares of the Stock receivable upon the exercise of the Warrants at the time outstanding and maintain the listing of such shares after their issuance; and the Company will so list on such national securities exchange or NASDAQ, as the case may be, will register under the Exchange Act (and any similar state statute then in effect), and will maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the Company have been registered under the Exchange Act.

            E. Will Enter into Separate Warrant Agreement. Prior to any disposition of Warrants, the Company will, if requested by the Warrantholders so disposing of such Warrants, execute and deliver to a bank or trust company selected by the Company and satisfactory to such Warrantholders, as Warrant Agent (herein called the "Warrant Agent"), a separate Warrant agreement in form and substance reasonably satisfactory to such Warrantholders, providing for the issuance of Warrants upon countersignature by the Warrant Agent and for the registration, transfer, exchange and exercise of Warrants, and containing the substance of the terms and provisions of the respective Warrants and all customary formal provisions in agreements of that kind. Thereafter any Warrant may be exchanged for a Warrant or Warrants issued under said separate Warrant agreement evidencing the same rights as the Warrants surrendered for exchange and thereafter any reference in Section 5 hereof to "this Warrant," "Warrants," "Warrant" or any similar term shall be deemed to include the Warrants so issued under such separate Warrant agreement. The Company shall pay all costs and expenses in connection with the execution, delivery and performance of such separate Warrant agreement, including, without limitation, the fees and expenses of the Warrant Agent.

            G. Will Bind Successors. This Warrant will be binding upon any corporation succeeding to the Company by merger, consolidation of acquisition of all or substantially all of the Company's assets.

            H. Will Furnish Information. Promptly upon their becoming available, the Company will deliver to each Warrantholder all reports, proxy statements and financial statements delivered or sent by the Company to its stockholders.

            SECTION 9. NOTIFICATION BY THE COMPANY. In case at any time:

                  (1). the Company shall declare upon the Stock any dividend or other distribution (other than cash dividends which are less than an amount per share than the most recent cash dividend, if any) to the holders of the Stock;

                  (2) the Company shall make an offer for subscription pro rata to the Stock of any additional shares of stock of any class or other rights;

                  (3) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another person;

                  (4) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) a voluntary dissolution, liquidation or winding-up of the Company; or

                  (5) the Company shall become subject to involuntary dissolution, liquidation or winding-up;

then, in any one or more of such cases, the Company shall give notice to the registered holder of this Warrant of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place or be voted upon by stockholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of record of the Stock shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Stock or securities for other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given not less than 30 and not more than 90 days prior to the action in question and not less than 30 and not more than 90 days prior to the record date or the date on which the Company, transfer books are closed in respect thereto and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act, or to a favorable vote of stockholders, if either is required.

            SECTION 1O. NOTICES. All notices requested and other communications required or permitted to be given or delivered to Warrantholders shall be in writing, and shall be delivered or shall be sent by certified or registered mail, postage prepaid and addressed, to each Warrantholder at the address shown on such Warrantholder's Warrant or Warrant Shares, or at such other address as shall have been furnished to the Company by notice from such Warrantholder. All notices, requests and other communications required or permitted to be given or delivered to the Company shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company, at Isis Pharmaceuticals, Inc., 2292 Faraday Avenue, Carlsbad, California 92008, Attention: Secretary, or at such other address as shall have been furnished to the Warrantholders by notice from the Company. Unless otherwise indicated herein, all notices shall be deemed to be given either at the time of the delivery thereof to any officer or employee of such person entitled to receive such notice at the address of such person for purposes of this Section 10, or, if mailed at the completion of the fifth full day following the time of such mailing thereof to such address, as the case may be.

            SECTION 11 - NO RIGHTS OR LIABILITIES AS SHAREHOLDER. This Warrant shall not entitle any holder hereof to any of the rights of a shareholder of the

Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of the Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            SECTION 12. GOVERNING LAW; CONSENT TO JURISDICTION. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). If any action or proceeding shall be brought by any holder of this Warrant in order to enforce any right or obligations in respect of this Warrant, the Company hereby consents and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Warrant.

            SECTION 13. MISCELLANEOUS. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof

            IN WITNESS WHEREOF, ISIS PHARMACEUTICALS, INC. has caused this Warrant to be signed and delivered in New York City by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and to be dated as of October 24, 1997.

                                       ISIS PHARMACEUTICALS, INC.

                                       By ______________________________________
                                          Stanley T. Crooke
                                          Chairman and Chief Executive Officer


[Corporate Seal]

Attest:


_________________________________________
B. Lynne Parshall
Executive Vice President, Chief
Financial Officer and Secretary

                                 ASSIGNMENT FORM

                     To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of

                           ISIS PHARMACEUTICALS, INC.

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and
transfers unto                    the right to purchase         shares of the
Stock covered by the within Warrant, and does hereby irrevocably constitute and
appoint             Attorney to transfer the said Warrant on the books of the
Company (as defined in said Warrant), with full power of substitution.

                                  Name of Regis-
                                  tered Holder _________________________________

                                  Signature ____________________________________

                                  Title ________________________________________

                                  Address ______________________________________

                                  ______________________________________________



Dated;

In the presence of

________________________________________

                                     NOTICE:

            The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                   Desiring to Exercise the Within Warrant of

                           ISIS PHARMACEUTICALS, INC.

            The undersigned registered holder hereby exercises the right to
purchase            shares of the Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Purchase
Price of such shares, $     .


                                  Name of Regis-
                                  tered Holder _________________________________

                                  Signature ____________________________________

                                  Title ________________________________________

                                  Address ______________________________________

                                  ______________________________________________



Dated;         ,